 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-240095
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 31, 2020)
Up to $50,000,000
Common Stock

We have entered into an Open Market Sale AgreementSM (the “sales agreement”), with Jefferies LLC (“Jefferies”) relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus, we may offer and sell shares of our common stock, no par value per share, having an aggregate offering price of up to $50,000,000 from time to time through Jefferies acting as our agent.
Our common stock is traded on The Nasdaq Global Select Market under the symbol “CYCN.” The last reported sales price of our common stock on The Nasdaq Global Select Market on August 28, 2020 was $6.69 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Jefferies for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 regarding the compensation to be paid to Jefferies.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-8 of this prospectus supplement as well as those contained in any accompanying prospectus and any related free writing prospectus or prospectus supplement we prepare or authorize in connection with this offering, and in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies
The date of this prospectus supplement is September 3, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $150,000,000. Under this prospectus supplement, we may from time to time sell shares of our common stock having an aggregate offering price of up to $50,000,000, at prices and on terms to be determined by market conditions at the time of the offering. The $50,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $150,000,000 of shares of common stock that may be sold under the registration statement.
This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Jefferies has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to which we have referred you. Neither we nor Jefferies take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless the context requires otherwise, references in this prospectus supplement to “Cyclerion,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to Cyclerion Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries, and references in this prospectus supplement to “Ironwood” refer to Ironwood Pharmaceuticals, Inc. and, where appropriate, its consolidated subsidiaries.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks and uncertainties. All statements in this prospectus supplement, other than statements of historical facts, including statements about future events, financing plans, financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements that involve certain risks and uncertainties. Use of the words “may,” “might,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, but the absence of these words does not necessarily mean that a statement is not forward-looking.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
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the COVID-19 pandemic affecting our activities in ways that are difficult to precisely judge at this time;

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our relationships with third parties, collaborators and our employees;

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our ability to execute our strategic priorities;

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our ability to finance our operations and business initiatives and obtain funding for such activities;

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the timing, investment and associated activities involved in developing, obtaining regulatory approval for, launching and commercializing our product candidates, including olinciguat and IW-6463;

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the potential commercial opportunities of praliciguat, including the potential value of an out-license of praliciguat by us;

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our ability to identify a licensee and to negotiate and execute an out-license or similar agreement with respect to praliciguat;

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our interpretation of the data from the praliciguat Phase 2 clinical trial in patients with diabetic nephropathy, including regarding the clinical site whose results appear to be inconsistent with the overall study population;

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the potential of further evaluation of praliciguat;

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our plans with respect to the development, manufacture or sale of our product candidates and the associated timing thereof, including the design and results of pre-clinical and clinical studies;

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the safety profile and related adverse events of our product candidates;

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the efficacy and perceived therapeutic benefits of our product candidates, their potential indications and their market potential;

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U.S. and non-U.S. regulatory requirements for our product candidates, including any post-approval development and regulatory requirements, and the ability of our product candidates to meet such requirements;

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our ability to attract and retain employees needed to execute our business plans and strategies and our ability to manage the impact of any loss of key employees;

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our ability to obtain and maintain intellectual property protection for our product candidates and the strength thereof;

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our future financial performance, revenues, expense levels, payments, cash flows, profitability, tax obligations, capital raising and liquidity sources, real estate needs and concentration of voting control, as well as the timing and drivers thereof, and internal control over financial reporting;

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our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

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the impact of government regulation in the life sciences industry, particularly with respect to healthcare reform;

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the impact on our business of our workforce and expense reduction initiatives;

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potential indemnification liabilities we may owe to Ironwood after the Separation;

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the tax treatment of the distribution and the limitations imposed on us under the tax matters agreement that we entered into with Ironwood; and

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trends and challenges in the markets for our potential products.

The preceding list is not intended to be an exhaustive list of all forward-looking statements in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus with the understanding that actual future results, levels of activity, performance and achievements may be materially different from what is currently expected. We qualify all of the forward-looking statements by these cautionary statements. Additional factors that could cause results to differ materially from those described above can be found in the reports and information that we file with the SEC from time to time.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. For a more complete understanding of our company and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, including the “Risk Factors” section beginning on page S-8 of this prospectus supplement, along with our condensed consolidated financial statements and notes to those condensed consolidated financial statements and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a clinical-stage biopharmaceutical company focused on soluble guanylate cyclase, or sGC, pharmacology to discover, develop and commercialize treatments for serious and orphan diseases. We seek to enable the full therapeutic potential of next-generation sGC stimulators. sGC stimulators are small molecules that act synergistically with nitric oxide on sGC to boost production of cyclic guanosine monophosphate, or cGMP. cGMP is a key second messenger that, when produced by sGC, regulates diverse and critical biological functions throughout the body including blood flow and vascular dynamics, inflammatory and fibrotic processes, bioenergetics, metabolism and neuronal function. We believe that the key to unlocking the full therapeutic potential of the nitric oxide-cGMP pathway is to design differentiated next-generation sGC stimulators that preferentially modulate pathway signaling in tissues of greatest relevance to the diseases they are developed to treat back to the appropriate physiological range of activity. We are led by an accomplished team, with a track record of discovering, developing and commercializing meaningful therapies for patients while creating value for stockholders and with a long history of experience in the NO-sGC-cGMP pathway.
The core of our research and development strategy is to harness the power of sGC pharmacology to develop therapies for serious and orphan diseases. Our portfolio of programs includes:
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Olinciguat.   Sickle cell disease (SCD) is a genetic disorder affecting approximately 100,000 people in the United States and approximately 50,000 in the EU5, or France, Germany, Italy, Spain and the United Kingdom. By amplifying nitric oxide signaling, we believe that olinciguat has the potential to reduce the proportion of sickled cells, as well as improve blood flow, endothelial integrity, and vascular inflammation. For patients with SCD, we believe this may translate into reduction in debilitating daily symptoms such as chronic pain and fatigue, decrease in anemia, reduction in painful VOCs and end-organ protection (e.g. kidney and lung) potentially leading to an increase in survival. Olinciguat is an orally administered, once-daily, vascular sGC stimulator that we believe is well suited for the treatment of SCD given its distribution to the vasculature and highly perfused organs, such as the kidney and lungs, which are frequently affected by the disease. Olinciguat has been granted Orphan Drug Designation for SCD by the U.S. Food and Drug Administration (the “FDA”) and is currently conducting closeout activities in a Phase 2 study, STRONG-SCD. We expect topline data from this study in late Q3 2020.

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IW-6463.   IW-6463 is an orally administered central nervous system (CNS)-penetrant sGC stimulator that, because it readily crosses the blood-brain barrier, affords an unprecedented opportunity to expand the utility of sGC pharmacology to serious CNS diseases. Nitric oxide is one of several fundamental neurotransmitters, yet it has not been leveraged for its therapeutic potential in the CNS. In preclinical studies, IW-6463 has been associated with increased cerebral blood flow, reduced markers of neuroinflammation, improved neuronal health, neuroprotective effects and enhanced cellular bioenergetics and mitochondrial function.

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On January 13, 2020, we announced positive Phase 1 study results that provide the foundation for continued development of IW-6463. The Phase 1 healthy participant study results indicate that IW-6463 was well tolerated. Pharmacokinetic (PK) data, obtained from both blood and cerebral spinal fluid, support once-daily dosing with or without food and demonstrated IW-6463 penetration across the blood-brain-barrier at levels expected to be pharmacologically active. We believe that these results, together with preclinical data, provide strong support for continued development of IW-6463 as a potential new medicine for serious CNS diseases.
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A translational pharmacology study in approximately 24 elderly participants is ongoing. This study will evaluate safety, PK, and measures of CNS pharmacological activity, including cerebral blood flow by MRI. Topline data from that study is expected in September 2020.

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The Company anticipates initiating two parallel exploratory Phase 2 studies of IW-6463 to evaluate safety and a variety of efficacy measures, including engagement of CNS biomarkers using novel trial designs in Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like Episodes (MELAS) and Alzheimer’s disease with vascular features (ADv). These studies are designed to de-risk and direct future development in CNS diseases.

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Praliciguat.   Praliciguat is an orally administered, once-daily systemic sGC stimulator that we believe is well suited for the treatment of serious cardiometabolic diseases given its extensive distribution into tissues, particularly adipose, kidney, heart and liver. Praliciguat was evaluated in two Phase 2 proof-of-concept studies: a dose-ranging study in 156 adult patients with diabetic nephropathy, and a study in 196 adult patients with heart failure with preserved ejection fraction (HFpEF), CAPACITY-HFpEF. On October 30, 2019, we released topline results from these studies.

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The study of praliciguat in participants with DN did not meet statistical significance on its primary endpoint of reduction in albuminuria from baseline as compared to placebo, measured by urine albumin creatinine ratio (UACR), but there was a trend toward improvement across the total intention-to-treat (ITT) study population. During statistical validation, data from one clinical trial site were found to be inconsistent with those of the overall study population. At this site, a greater percentage of participants assigned to the praliciguat treatment arms had undetectable or very low praliciguat plasma concentrations and larger reductions in albuminuria than was seen across the broader study population. In a post-hoc sensitivity analysis in which data from this site were excluded, an increased treatment effect and reduced variability were observed. In addition, trends towards improvements were observed in participants treated with praliciguat in several secondary vascular and metabolic measures associated with cardiovascular risk and kidney disease progression, including blood pressure, cholesterol and HbA1c levels, compared to placebo. Praliciguat was generally well tolerated, and the safety profile supports further clinical investigation.

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The study in HFpEF did not meet statistical significance on its primary endpoint of improved exercise capacity from baseline as compared to placebo, measured by cardiopulmonary exercise testing (CPET). There was clear evidence of drug exposure and pharmacological activity as judged by expected reductions in blood pressure. Praliciguat was generally well tolerated, and the safety profile supports investigation of praliciguat in other indications. A positive trend in reducing HbA1c levels was observed in the subset of participants with diabetes. This is consistent with the results observed in the Phase 2 study of praliciguat in diabetic nephropathy. We are discontinuing development of praliciguat in HFpEF.

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The Company is in the process of seeking an out-license of praliciguat.

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Discovery Research.   The Company has ongoing discovery research work, focused primarily on:

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Further expanding the potential of sGC stimulation in disorders of the CNS.

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Our orally administered liver-targeted sGC stimulator is designed to selectively partition to the liver. By achieving liver concentrations many fold higher than corresponding plasma concentrations, we intend to maximize hepatic pharmacology. In animal models of liver fibrosis treated with systemic sGC stimulators, we have observed reductions in liver fibrosis, inflammation and steatosis, pathophysiological processes that underlie multiple chronic liver diseases.

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Our lung-targeted sGC stimulator will be administered via inhalation and will be aimed at realizing the full potential of sGC stimulation in pulmonary diseases by selectively increasing exposure in the lung. By achieving significantly greater selectivity for lung over plasma, we intend to maximize pulmonary pharmacology.

Corporate Information
We were incorporated in the Commonwealth of Massachusetts on September 6, 2018. Our principal executive offices are located at 301 Binney Street, Cambridge, MA 02142. Our telephone number is (857) 327-8778. Our corporate website address is www.cyclerion.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. Our common stock is listed on The Nasdaq Global Select Market under the symbol “CYCN.”

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Common stock to be outstanding immediately after this
offering
Up to 41,394,051 shares (as more fully described in the notes following this table), assuming sales of 7,473,841 shares of our common stock in this offering at an offering price of $6.69 per share, which was the last reported sale price of our common shares on The Nasdaq Global Select Market on August 28, 2020. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Jefferies LLC. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds of this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, and potential partnerships with or acquisitions of companies and acquisitions or licensing of technologies. See the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors
Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” on page S-8 in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement.
The Nasdaq Global Select Market
symbol
“CYCN”
The number of shares of our common stock shown above to be outstanding after this offering is based on 33,920,210 shares of our common stock outstanding as of June 30, 2020, after giving effect to the issuance and sale on July 29, 2020 of 6,062,500 shares of our common stock at $4.00 per share, and excludes:
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7,717,184 shares of common stock issuable upon exercise of options outstanding as of June 30, 2020 with a weighted average exercise price of $12.34 per share;

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474,923 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2020; and

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2,679,903 shares of common stock reserved and available for future issuance from time to time, under our 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities
Risks Relating to this Offering
If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 7,473,841 shares of our common stock are sold at a price of $6.69 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 28, 2020, for aggregate gross proceeds of approximately $50,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $3.35 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, or restricted stock units vest and settle, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, and potential partnerships with or acquisitions of companies and acquisitions or licensing of technologies. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short-term or long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, there is no maximum sales price, and the minimum sales price set by our board may be changed or waived by it. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.
We currently intend to use any net proceeds from the sale of securities under this prospectus supplement and the accompanying prospectus for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, and potential partnerships with or acquisitions of companies and acquisitions or licensing of technologies.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our pro forma net tangible book value of our common stock as of June 30, 2020 was approximately $90,351,000, or approximately $2.66 per share of common stock based upon 33,920,210 shares outstanding as of June 30, 2020, after giving effect to the issuance and sale on July 29, 2020 of 6,062,500 shares of our common stock at $4.00 per share (the “PIPE”). Pro forma tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2020, after giving effect to the PIPE.
After giving effect to the sale of our common stock in the aggregate amount of $50,000,000 at an assumed offering price of $6.69 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 28, 2020, and after deducting commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of June 30, 2020 would have been $138,401,000, or $3.34 per share of common stock. This represents an immediate increase in net tangible book value of $0.68 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.35 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of our common stock in the aggregate amount of $50,000,000 is sold at the assumed offering price of $6.69 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 28, 2020. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per share		$6.69
Pro forma net tangible book value per share as of June 30, 2020	$2.66
Increase in pro forma net tangible book value per share attributable to the offering	$0.68
As adjusted pro forma net tangible book value per share after giving effect to the offering		$3.34
Dilution per share to new investors participating in the offering		$3.35

The number of shares of our common stock to be outstanding immediately after this offering is based on 33,920,210 shares of our common stock outstanding as of June 30, 2020, after giving effect to the PIPE. The number of shares outstanding as of June 30, 2020 excludes:
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7,717,184 shares of common stock issuable upon exercise of options outstanding as of June 30, 2020 with a weighted average exercise price of $12.34 per share;

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474,923 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2020; and

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2,679,903 shares of common stock reserved and available for future issuance from time to time, under our 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan.

The foregoing table does not give effect to the exercise of any outstanding options or vesting and settlement of restricted stock units. To the extent options are exercised or restricted stock units are vested and settled, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $400,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).
We incorporate by reference the following documents or information that we have filed with the SEC:
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our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020;

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our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 4, 2020 and August 3, 2020, respectively;

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our current reports on Form 8-K filed with the SEC on March 5, 2020, April 14, 2020 (only with respect to Item 8.01 thereof) and June 18, 2020 (only with respect to Item 5.07 thereof); and

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our definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2020.

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or document deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Cyclerion Therapeutics, Inc.
301 Binney Street
Cambridge, Massachusetts, 02142
(857) 327-8778
E-mail: IR@cyclerion.com
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at https://www.cyclerion.com/. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

LEGAL MATTERS
Hughes Hubbard & Reed LLP, New York, New York and Foley Hoag LLP, Boston, Massachusetts, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cyclerion Therapeutics, Inc. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The consolidated and combined financial statements of Cyclerion Therapeutics, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, appearing in Cyclerion Therapeutics, Inc.’s annual report on Form 10-K, dated March 12, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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shares of our common stock, with no par value per share;

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shares of our preferred stock (which we may issue in one or more series), with no par value per share;

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debt securities;

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warrants to purchase shares of common stock or preferred stock or debt securities; or

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units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, debt securities, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $75,000,000.
We will provide the specific amount, price and terms of any securities we may offer in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of securities being offered and the terms of the offering of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CYCN.” On July 29, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $3.60.
As of July 28, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $97,593,584, which was calculated based on 27,109,329 shares of outstanding common stock held by non-affiliates and a price per share of $3.60.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering.
We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before purchasing any securities.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, references in this prospectus to “Cyclerion,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to Cyclerion Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries, and references in this prospectus to “Ironwood” refer to Ironwood Pharmaceutics, Inc. and, where appropriate, its consolidated subsidiaries.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks and uncertainties. All statements in this prospectus, other than statements of historical facts, including statements about future events, financing plans, financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements that involve certain risks and uncertainties. Use of the words “may,” “might,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, but the absence of these words does not necessarily mean that a statement is not forward-looking.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
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the COVID-19 pandemic affecting our activities in ways that are difficult to precisely judge at this time;

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our relationships with third parties, collaborators and our employees;

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our ability to execute our strategic priorities;

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our ability to finance our operations and business initiatives and obtain funding for such activities;

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the timing, investment and associated activities involved in developing, obtaining regulatory approval for, launching and commercializing our product candidates, including olinciguat and IW-6463;

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our interpretation of the data from the praliciguat Phase 2 clinical trial in patients with diabetic nephropathy, including regarding the clinical site whose results appear to be inconsistent with the overall study population;

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the potential of further evaluation of praliciguat;

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the potential commercial opportunities of praliciguat, including the potential value of an out-license of praliciguat by us;

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our ability to identify a licensee and to negotiate and execute an out-license or similar agreement with respect to praliciguat;

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the impact on our business of our recent workforce and expense reduction initiatives;

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our plans with respect to the development, manufacture or sale of our product candidates and the associated timing thereof, including the design and results of pre-clinical and clinical studies;

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the safety profile and related adverse events of our product candidates;

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the efficacy and perceived therapeutic benefits of our product candidates, their potential indications and their market potential;

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U.S. and non-U.S. regulatory requirements for our product candidates, including any post-approval development and regulatory requirements, and the ability of our product candidates to meet such requirements;

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our ability to attract and retain employees needed to execute our business plans and strategies and our ability to manage the impact of any loss of key employees;

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our ability to obtain and maintain intellectual property protection for our product candidates and the strength thereof;

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our future financial performance, revenues, expense levels, payments, cash flows, profitability, tax obligations, capital raising and liquidity sources, real estate needs and concentration of voting control, as well as the timing and drivers thereof, and internal control over financial reporting;

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our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

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the impact of government regulation in the life sciences industry, particularly with respect to healthcare reform;

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potential indemnification liabilities we may owe to Ironwood after the Separation;

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the tax treatment of the distribution and the limitations imposed on us under the tax matters agreement that we entered into with Ironwood; and

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trends and challenges in the markets for our potential products

The preceding list is not intended to be an exhaustive list of all forward-looking statements in this prospectus and any accompanying prospectus supplement. You should read this prospectus and any accompanying prospectus supplement with the understanding that actual future results, levels of activity, performance and achievements may be materially different from what is currently expected. We qualify all of the forward-looking statements by these cautionary statements. Additional factors that could cause results to differ materially from those described above can be found in the reports and information that we file with the SEC from time to time.

SUMMARY INFORMATION
This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein.
Company Overview
We are a clinical-stage biopharmaceutical company focused on soluble guanylate cyclase, or sGC, pharmacology to discover, develop and commercialize treatments for serious and orphan diseases. We seek to enable the full therapeutic potential of next-generation sGC stimulators. sGC stimulators are small molecules that act synergistically with nitric oxide on sGC to boost production of cyclic guanosine monophosphate, or cGMP. cGMP is a key second messenger that, when produced by sGC, regulates diverse and critical biological functions throughout the body including blood flow and vascular dynamics, inflammatory and fibrotic processes, metabolism and neuronal function. We believe that the key to unlocking the full therapeutic potential of the nitric oxide-cGMP pathway is to design differentiated next-generation sGC stimulators that preferentially modulate pathway signaling in tissues of greatest relevance to the diseases they are developed to treat back to the appropriate physiological range of activity. We are led by an accomplished team, with a track record of discovering, developing and commercializing meaningful therapies for patients while creating value for stockholders and with a long history of experience in the NO-sGC-cGMP pathway.
The core of our research and development strategy is to harness the power of sGC pharmacology to develop therapies for serious and orphan diseases. Our portfolio of programs includes:
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Olinciguat. Sickle cell disease (SCD) is a genetic disorder affecting approximately 100,000 people in the United States and approximately 50,000 in the EU5, or France, Germany, Italy, Spain and the United Kingdom. By amplifying nitric oxide signaling, we believe that olinciguat has the potential to reduce the proportion of sickled cells, as well as improve blood flow, endothelial integrity, and vascular inflammation. For patients with SCD, we believe this may translate into reduction in debilitating daily symptoms such as chronic pain and fatigue, decrease in anemia, reduction in painful VOCs and end-organ protection (e.g. kidney and lung) potentially leading to an increase in survival. Olinciguat is an orally administered, once-daily, vascular sGC stimulator that we believe is well suited for the treatment of SCD given its distribution to the vasculature and highly perfused organs, such as the kidney and lungs, which are frequently affected by the disease. Olinciguat has been granted Orphan Drug Designation for SCD by the U.S. Food and Drug Administration (the “FDA”) and is currently conducting closeout activities in a Phase 2 study, STRONG-SCD. We expect topline data from this study in late Q3 2020.

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Praliciguat. Praliciguat is an orally administered, once-daily systemic sGC stimulator that we believe is well suited for the treatment of serious cardiometabolic diseases given its extensive distribution into tissues, particularly adipose, kidney, heart and liver. Praliciguat was evaluated in two Phase 2 proof-of-concept studies: a dose-ranging study in 156 adult patients with diabetic nephropathy, and a study in 196 adult patients with heart failure with preserved ejection fraction (HfpEF), CAPACITY-HfpEF. On October 30, 2019, we released topline results from these studies.

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The study of praliciguat in participants with DN did not meet statistical significance on its primary endpoint of reduction in albuminuria from baseline as compared to placebo, measured by urine albumin creatinine ratio (UACR), but there was a trend toward improvement across the total intention-to-treat (ITT) study population. During statistical validation, data from one clinical trial site were found to be inconsistent with those of the overall study population. At this site, a greater percentage of participants assigned to the praliciguat treatment arms had undetectable or very low praliciguat plasma concentrations and larger reductions in albuminuria than was seen across the broader study population. In a post-hoc sensitivity analysis in which data from this site were excluded, an increased treatment effect and reduced variability were observed. In addition, trends towards improvements were observed in participants treated with praliciguat in several secondary vascular and metabolic measures associated with cardiovascular risk and kidney disease progression, including blood pressure, cholesterol and HbA1c levels, compared to placebo. Praliciguat was generally well tolerated, and the safety profile supports further clinical investigation.
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The study in HFpEF did not meet statistical significance on its primary endpoint of improved exercise capacity from baseline as compared to placebo, measured by cardiopulmonary exercise testing (CPET). There was clear evidence of drug exposure and pharmacological activity as judged by expected reductions in blood pressure. Praliciguat was generally well tolerated, and the safety profile supports investigation of praliciguat in other indications. A positive trend in reducing HbA1c levels was observed in the subset of participants with diabetes. This is consistent with the results observed in the Phase 2 study of praliciguat in diabetic nephropathy. We are discontinuing development of praliciguat in HFpEF.

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The Company is in the process of seeking an out-license of praliciguat.

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IW-6463. IW-6463 is an orally administered central nervous system (CNS)-penetrant sGC stimulator that, because it readily crosses the blood-brain barrier, affords an unprecedented opportunity to expand the utility of sGC pharmacology to serious CNS diseases. Nitric oxide is one of several fundamental neurotransmitters, yet it has not been leveraged for its therapeutic potential in the CNS. In preclinical studies, IW-6463 has been associated with increased cerebral blood flow, reduced markers of neuroinflammation, improved neuronal health, neuroprotective effects and enhanced cellular bioenergetics and mitochondrial function.

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On January 13, 2020, we announced positive Phase 1 study results that provide the foundation for continued development of IW-6463. The Phase 1 healthy participant study results indicate that IW-6463 was well tolerated. Pharmacokinetic (PK) data, obtained from both blood and cerebral spinal fluid, support once-daily dosing with or without food and demonstrated IW-6463 penetration across the blood-brain-barrier at levels expected to be pharmacologically active. We believe that these results, together with preclinical data, provide strong support for continued development of IW-6463 as a potential new medicine for serious neurodegenerative diseases.

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A translational pharmacology study in approximately 24 elderly participants is ongoing. This study will evaluate safety, PK, and measures of CNS pharmacological activity, including cerebral blood flow by MRI. Topline data from that study is expected in mid-Q3 2020.

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The Company anticipates initiating two parallel exploratory Phase 2 studies of IW-6463 to evaluate safety and a variety of efficacy measures, including engagement of CNS biomarkers using novel trial designs in Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like Episodes (MELAS) and Alzheimer’s disease with vascular features (ADv). These studies are designed to de-risk and direct future development in CNS diseases.

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Discovery Research. The Company has ongoing discovery research work, focused primarily on:

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Our orally administered liver-targeted sGC stimulator is designed to selectively partition to the liver. By achieving liver concentrations many fold higher than corresponding plasma concentrations, we intend to maximize hepatic pharmacology. In animal models of liver fibrosis treated with systemic sGC stimulators, we have observed reductions in liver fibrosis, inflammation and steatosis, pathophysiological processes that underlie multiple chronic liver diseases.

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Our lung-targeted sGC stimulator will be administered via inhalation and will be aimed at realizing the full potential of sGC stimulation in pulmonary diseases by selectively increasing exposure in the lung. By achieving significantly greater selectivity for lung over plasma, we intend to maximize pulmonary pharmacology.

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Additional discovery efforts are ongoing and aimed at further expanding the potential of sGC stimulation in disorders of the CNS.

The Separation, Distribution and 2019 Private Placement
On April 1, 2019, Ironwood completed the separation of its sGC business, and certain other assets and liabilities, into us as a separate, independent publicly traded company by way of a pro-rata distribution of our common stock through a dividend distribution of one share of our common stock, with no par value per share, for every 10 shares of Ironwood common stock held by Ironwood stockholders as of the close of business on March 19, 2019, the record date for the distribution (the “Separation.”) As a result of the Separation, we became an independent public company and commenced trading under the symbol “CYCN” on the Nasdaq Global Select Market on April 2, 2019.
In connection with the Separation, on March 30, 2019, we entered into certain agreements with Ironwood to provide a framework for our relationship with Ironwood following the Separation, including, among others, a Separation Agreement, a Tax Matters Agreement, and an Employee Matters Agreement. In addition, in connection with the Separation, on April 1, 2019, we entered into a Development Agreement, an Ironwood Transition Services Agreement, a Cyclerion Transition Services Agreement and an Intellectual Property License Agreement with Ironwood. For certain risks associated with the Separation, see “Risk Factors—Risks Related to the Separation.”
On April 2, 2019, we issued 11,817,165 shares of our common stock (the “Private Placement Shares”), to accredited investors for gross proceeds of $175 million (net proceeds of approximately $165 million) pursuant to the Amended and Restated Common Stock Purchase Agreement. We received the funds associated with the sale of the Private Placement Shares on April 2, 2019.
Corporate Information
We were incorporated in the Commonwealth of Massachusetts on September 6, 2018. Our principal executive offices are located at 301 Binney Street, Cambridge, MA 02142. Our telephone number is (857) 327-8778. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CYCN.”

RISK FACTORS
An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Information Incorporated by Reference.” This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Note Concerning Forward-Looking Statements.”
The following information sets forth risk factors that could cause our actual results to differ materially from those contained in forward-looking statements we have made in this prospectus or in any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. You should carefully consider the risks described below, in addition to the other information contained in this prospectus and in any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. Our business, financial condition or results of operations could be harmed by any of these risks. The risks and uncertainties described below are not the only ones we face. Additional risks not presently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations. If any of these risks occur, this could expose us to liability, and our business, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.
Risks Related to Our Financial Position and Capital Needs
As we are a clinical-stage biopharmaceutical company with a limited operating history and no products approved for commercial sale, valuing our business and predicting our prospects is challenging.
We are a clinical-stage biopharmaceutical company that was incorporated in 2018. Our business was conducted within Ironwood prior to that time, and we had no history as an independent company prior to the completion of the Separation. We are developing a pipeline of sGC stimulators, but we have no products approved for commercial sale, and we have never generated revenue from product sales. Our operating activities to date have been limited primarily to organizing and staffing our company, business planning, raising capital, developing our technology, identifying potential product candidates, pursuing partnership opportunities and conducting early stage clinical trials for our most advanced product candidates, praliciguat, olinciguat and IW-6463.
To date, we have not obtained marketing approval for any of our product candidates, engaged, on our own or through a third party, in commercial scale manufacturing, or conducted sales and marketing activities necessary for the successful commercialization of our product candidates. Our short operating history offers limited insight into our prospects for success or even viability. We expect our operating performance to fluctuate. We will encounter challenges frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields and we have not yet demonstrated an ability to successfully navigate such challenges. If we do not successfully address the challenges we face, our business, prospects, financial condition and results of operations will be materially harmed.
Our business has incurred significant losses and we anticipate that we will continue to incur significant losses for the foreseeable future. We have never generated revenue from product sales and may never be profitable.
Our business has incurred operating losses due to costs incurred in connection with our research and development activities and general and administrative expenses associated with our operations. Our net losses for the years ended December 31, 2018 and 2019 were $115.3 million and $123.0 million, respectively. We expect to incur significant losses for several years, as we continue our research activities and conduct development of, and seek regulatory approvals for, our product candidates.
Our ability to generate revenue from our product candidates and achieve profitability depends on our ability, alone or with strategic partners, to complete the development of, and obtain the necessary regulatory and essential pricing and reimbursement approvals to commercialize, our product candidates. We do not know when, if ever we will generate revenues from sales of our products.

Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency (the “EMA”), or other regulatory agencies, domestic or foreign, to perform clinical and other studies in addition to those that we currently anticipate. Even if one or more of the product candidates that we develop is approved for commercial sale, we may never generate revenue in amounts sufficient to achieve and maintain profitability.
We will need to raise additional funding to advance our product candidates, which may not be available on acceptable terms, or at all. Failure to obtain capital when needed may force us to delay, limit or terminate our product development efforts or other operations. Raising additional capital may dilute our existing shareholders, restrict our operations or cause us to relinquish valuable rights.
As of December 31, 2019, we had unrestricted cash and cash equivalents of approximately $94.9 million. Our management believes that such cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements through the first quarter of 2021. However, we will require significant additional funding to advance our product candidates, alone or with strategic partners, through clinical studies and to seek marketing approval, as well as to continue advancing our research and development efforts with our other product candidates. We may also need to raise additional funds sooner than currently anticipated if we choose to pursue additional indications or geographies for our product candidates, identify additional product candidates to advance through clinical development or otherwise expand more rapidly than we presently anticipate. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant expenses related to product sales, medical affairs, marketing, manufacturing and distribution. We are seeking funds through collaborations, strategic alliances, or licensing arrangements with third parties, and such agreements may impact rights to our product candidates or technologies, future revenue streams, research programs or products candidates or to grant licenses on terms that may not be favorable to us. Such arrangements will limit our participation in the success of any of our product candidates that receive regulatory approval.
We may also seek to raise such capital through public or private equity, royalty financing or debt financing. Raising funds in the then-current economic environment may be challenging, and such financing may not be available in sufficient amounts or on acceptable terms, if at all. The terms of any financing may harm existing shareholders. The issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute the ownership of existing shareholders. Incurring debt would result in increased fixed payment obligations, and we may agree to restrictive covenants, such as limitations on our ability to incur additional debt or limitations on our ability to acquire, sell or license intellectual property rights that could impede our ability to conduct our business. Regardless of the terms of our debt or equity financing, our agreements and obligations under the tax matters agreement with Ironwood limits our ability to issue stock. See “Risk factors–Risks Related to the Separation.”
If we are unable to raise capital when needed or on reasonable terms, we may curtail, delay or discontinue our research or development programs, scale back or cease any commercialization efforts or wind down our business. In addition, such additional fundraising efforts may divert our management from their day-to-day activities, which may impede our ability to develop and commercialize our product candidates.
Risks Related to our Business and Industry
The “target-to-disease” approach we are taking to discover and develop product candidates targeting cGMP, may never lead to marketable products.
We have concentrated our product research and development efforts to date on a “target-to-disease” approach to the treatment of diseases involving the cGMP pathway and/or sGC signaling, so our future success depends on the successful development of our pipeline of sGC stimulators. The scientific evidence to support the feasibility of developing our product candidates is both preliminary and limited. If we do not successfully develop and commercialize product candidates based upon our “target-to-disease” approach, we will not become profitable and the value of our common stock may decline.

Further, our focus solely on developing a pipeline of sGC stimulators, instead of multiple, more proven technologies, increases the risks associated with the ownership of our common stock. If we are not successful in developing any product candidates using our sGC platform, we may be required to change the scope and direction of our product development activities. In that case, we may not be able to identify and implement successfully an alternative product development strategy, which would materially harm our business, prospects, financial condition and results of operations.
Research and development of biopharmaceutical products is inherently risky. We may encounter substantial delays in our clinical studies, or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.
Our current product candidates are at an early stage of development. Our business depends heavily on successful preclinical development, clinical testing, regulatory approvals and commercialization of our lead product candidates. On October 30, 2019, we announced that our topline results from our Phase 2 proof-of-concept trials of praliciguat in participants with diabetic nephropathy and in HFpEF did not meet statistical significance on their respective primary endpoints. In light of this topline data, we do not intend to continue development of praliciguat in participants with HFpEF. However, there was a trend towards improvement across the total intention-to-treat diabetic nephropathy study population and praliciguat was generally well tolerated, therefore, as previously announced, we intend to pursue an out-license of praliciguat. Our other lead product candidates, olinciguat and IW-6463, as well as any other of our current product candidates or product candidates that we may discover in the future, will require regulatory approvals resulting from substantial additional development and testing prior to commercialization.
Before obtaining regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through lengthy, complex and expensive preclinical and clinical studies that our product candidates are both safe and effective for use in each target indication. Each product candidate must demonstrate an adequate benefit-risk profile for its intended use in its intended patient population. In some instances, significant variability in safety or efficacy appear in different clinical studies of the same product candidate due to numerous factors, including changes in study protocols, differences in the number and characteristics of the enrolled study participants, variations in the dosing regimen and other clinical study parameters or the dropout rate among study participants. Product candidates in later stages of clinical studies often fail to demonstrate adequate safety and efficacy despite promising preclinical testing and earlier clinical studies. A number of companies in the biopharmaceutical industry have suffered significant setbacks in later-stage clinical studies. Most product candidates that begin clinical studies are never approved for commercialization by regulatory authorities.
The reported results of our Phase 2 proof-of-concept trials of praliciguat in participants with diabetic nephropathy and in HFpEF are based on topline data. While we intend to follow our previously announced strategy not to continue internal development of praliciguat in diabetic nephropathy, we believe that positive trends on primary and secondary endpoints indicate a profile that merits further investigation. However, topline data may ultimately differ from actual results as additional evaluations are completed.
The reported results of our Phase 2 proof-of-concept trials of praliciguat in participants with diabetic nephropathy and in HFpEF that we have publicly disclosed, and that are discussed herein, consist of topline data. Topline data are based on a preliminary analysis of currently available efficacy and safety data, and therefore the reported results, findings and conclusions related to such clinical trials are subject to change following a comprehensive review of the more extensive data that we expect to receive related to these clinical trials. Topline data are based on important assumptions, estimations, calculations and information currently available to us. We continue to evaluate all data related to our Phase 2 proof-of-concept trials of praliciguat, including for one clinical trial site in the DN study where data was found to be inconsistent with the overall study population. Topline results may differ from future results, or different conclusions or considerations may qualify such results, as additional data is evaluated. In addition, third parties, including regulatory agencies and potential third-party licensees, may not accept or agree with our assumptions, estimations, calculations or analyses or may interpret or weigh the importance of data differently. If the topline data that we have reported related to our Phase 2 proof-of-concept trials of praliciguat differ from actual results, our ability to potentially obtain approval for or out-license and commercialize praliciguat may be harmed, which could harm our business, financial condition, operating results or prospects.

If we encounter difficulties in enrolling participants in our clinical studies, we could be delayed or prevented from proceeding with clinical trials of our product candidates.
Identifying and qualifying participants to participate in clinical studies of our product candidates is critical to our success. The timing of our clinical studies depends in part on the speed at which we can recruit participants to participate in testing our product candidates. Estimates of the prevalence of our target indication, SCD, vary considerably. Determining the incidence of these conditions, including in specific geographies or demographic groups, is challenging. The lower the actual prevalence of these conditions, the more challenges we will encounter enrolling participants in our clinical studies, which could delay development of our product candidates. Clinical trial enrollment may also encounter difficulties for a variety of other reasons. The number of participants eligible for a clinical trial may be substantially limited by stringent eligibility criteria in a study protocol, such as the inclusion of biomarker-driven identification or other highly specific criteria related to stage of disease progression or to specific patient reported outcome measures. The number of participants required to power the statistical analysis of the study’s endpoints may be very large leading to an extended enrollment period. Issues such as the proximity of participants to a study site, the complexity of the study design, our ability to recruit investigators with appropriate skill and experience, competing clinical studies for similar therapies or targeting similar participants, perceptions of the benefit-risk profile of the product candidate relative to other available therapies or product candidates, and ability to obtain and maintain institutional review board, or IRB, or ethics committee, or EC, approvals and participant consents all could have a substantial impact on the timing of clinical trial enrollment. If we are unable to enroll sufficient participants in clinical studies in a timely way, obtaining study results will be delayed, which may harm our business, prospects, financial condition and results of operations.
The regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.
We cannot commercialize a product until the appropriate regulatory authorities have reviewed and approved the product candidate. The time required to obtain approval by the FDA and comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors, including the type and complexity of the product candidates involved. Regulatory authorities have substantial discretion in the approval process and may refuse to accept an application for review, or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. We have not requested or obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.
Our ongoing clinical studies may not be completed on schedule, and our planned clinical studies may not begin on schedule, if at all. The completion or commencement of clinical studies can be delayed or prevented for a number of reasons, including, among others:
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the FDA or other regulatory bodies may not authorize us or our investigators to commence planned clinical studies, or require that we suspend ongoing clinical studies through imposition of clinical holds;

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negative results from our ongoing studies or other industry studies involving product candidates modulating the same or similar mechanism of action;

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delays in reaching or failing to reach agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical study sites, the terms of which can be subject to considerable negotiation and may vary significantly among different CROs and study sites;

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inadequate quantity or quality of a product candidate or other materials necessary to conduct clinical studies, for example delays in the manufacturing of sufficient supply of finished drug product;

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difficulties obtaining EC or IRB approval to conduct a clinical study at a prospective site or sites;

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challenges in recruiting and enrolling participants to participate in clinical studies, the proximity of participants to study sites, eligibility criteria for the clinical study, the nature of the clinical study protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical study programs for similar indications;
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severe or unexpected drug-related side effects experienced by participants in a clinical study;

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the presence of unanticipated metabolites in participants in a clinical study may require considerable preclinical and clinical assessment;

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we may decide, or regulatory authorities may require us, to conduct additional clinical studies or abandon product development programs;

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delays in validating, or inability to validate, any endpoints utilized in a clinical study;

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the FDA or other regulatory bodies may disagree with our clinical study design and our interpretation of data from clinical studies, or may change the requirements for approval even after it has reviewed and commented on the design for our clinical studies;

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reports from preclinical or clinical testing of other competing candidates that raise safety or efficacy concerns; and

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difficulties retaining participants who have enrolled in a clinical study but may be prone to withdraw due to rigors of the clinical studies, lack of efficacy, side effects, personal issues, or loss of interest.

Clinical studies may also be delayed or terminated as a result of ambiguous or negative interim results. In addition, a clinical study may be suspended or terminated by us, the FDA or other comparable authorities, the IRBs or ECs overseeing a clinical study, a data and safety monitoring board overseeing the clinical study at issue or other regulatory authorities due to a number of factors, including, among others:
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failure to conduct the clinical study in accordance with regulatory requirements or our clinical protocols;

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inspection of the clinical study operations or study sites by the FDA or other regulatory authorities that reveals deficiencies or violations that require us to undertake corrective action, including in response to the imposition of a clinical hold;

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unforeseen safety issues, including any that could be identified in our ongoing studies, adverse side effects or lack of effectiveness;

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changes in government regulations or administrative actions;

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problems with clinical supply materials; and

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lack of adequate funding to continue clinical studies.

Our product candidates may cause side effects that are presented in the product labeling approved by regulatory authorities. Some may result in label restrictions.
The most commonly reported adverse events in the clinical studies for olinciguat were headaches, tachycardia, dizziness, nausea, vomiting and hypotension. The most commonly reported adverse events in the clinical studies for praliciguat were respiratory infections, diarrhea nausea, and hypoglycemia. As with ADEMPAS® (riociguat), the only FDA-approved sGC stimulator to date, our product candidates include a warning on the possibility of serious birth defects if taken while pregnant. These side effects and any other undesirable side effects observed with our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical studies and could result in restrictive label language or delay or denial of regulatory approval.
Changes in regulatory requirements, FDA guidance or unanticipated events during our preclinical studies and clinical studies of our product candidates may occur, which may result in changes to preclinical or clinical study protocols or additional preclinical or clinical study requirements, which could result in increased costs to us and could delay our development timeline.
Changes in regulatory requirements, FDA guidance or unanticipated events during our preclinical studies and clinical studies may force us to amend preclinical studies and clinical study protocols or the

FDA may impose additional preclinical studies and clinical study requirements. Amendments or changes to our clinical study protocols would require resubmission to the FDA and IRBs for review and approval, which may increase the cost or delay the timing or successful completion of clinical studies. Similarly, amendments to our preclinical studies may increase the cost or delay the timing or successful completion of those preclinical studies. If we experience delays completing, or if we terminate, any of our preclinical or clinical studies, or if we are required to conduct additional preclinical or clinical studies, the commercial prospects for our product candidates may be harmed and our ability to generate product revenue will be delayed.
Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.
In order to market any product outside of the United States, we must establish and comply with the numerous and varying safety, efficacy and other regulatory requirements of other countries. Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA or other comparable foreign regulatory authority grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical or clinical studies, as studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. The marketing approval processes in other countries may implicate all of the risks detailed above regarding FDA approval in the United States, as well as other risks. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our product candidates is also subject to approval.
Obtaining non-U.S. regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. Failure to obtain marketing approval in other countries or any delay or other setback in obtaining such approval would impair our ability to market our product candidates in such countries. Any such impairment would reduce the size of our potential market, which could have a material adverse impact on our business, prospects, financial condition and results of operations.
Data/market exclusivity may be more limited than we expect based upon the competitive landscape and other factors outside of our control that may occur during development or after approval.
There are many types of data/market exclusivity mechanisms that we have sought and continue to seek to secure. Many of these have risk of loss of exclusivity if the competitive landscape changes or regulations are revised. In June 2018, olinciguat received orphan drug designation for the treatment of patients with SCD in the US which confers additional exclusivity. If we seek and are awarded orphan drug designation in the EU based upon criteria in effect at the time, this designation may be rescinded if a similar drug or another therapy that confers a significant benefit over ours is subsequently approved. If olinciguat or our other product candidates were to fail to obtain orphan drug status, or lose such status after it is obtained, or the marketing exclusivity that such status provides, our business, prospects, financial condition and results of operations could be materially harmed. There are other types of data/ market exclusivity rights granted after approval that may not confer exclusivity anticipated if the competitive landscape changes and our business, prospects, financial condition and results of operations could be materially harmed.
Risks Related to Our Reliance on Third Parties
We may not succeed in our pursuit of an out-license agreement for the development and commercialization of praliciguat, which would materially adversely affect our financial condition and results of operations.
We are seeking an out-license of praliciguat for the purpose of pursuing further development and commercialization of praliciguat. There is no certainty that we will find a commercial or financial partner to fund and undertake development and commercialization, and failure to find such a partner may result in the discontinuation of development of praliciguat. We may also incur costs to wind down our activities related to this product candidate. Failure to find a partner for the continued development and commercialization of praliciguat would materially adversely affect our financial condition and results of operations.
Any collaboration or license arrangements that we enter into in the future may not be successful, which could impede our ability to develop and commercialize our product candidates.
We intend to seek collaboration or license arrangements for the commercialization, and/or potentially for the development, of certain of our product candidates depending on the merits of retaining commercialization rights for ourselves as compared to entering into collaboration or license arrangements. We will face significant challenges in seeking appropriate partners. Moreover, collaboration and license arrangements are complex and time-consuming to negotiate, document, implement and maintain. We may not be successful in our efforts to establish and implement such arrangements. The terms of any collaborations, licenses or other arrangements that we may establish may not be favorable to us.
Any future collaboration or license arrangements that we enter into may not be successful. The success of such arrangements will depend heavily on the efforts and activities of our partners. Collaboration and license arrangements are subject to numerous risks, including that:
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partners have significant discretion in determining the efforts and resources that they will apply to collaborations;

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a partner with marketing, manufacturing and distribution rights to one or more products may not commit sufficient resources to or otherwise not perform satisfactorily in carrying out these activities;

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partners may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

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collaboration and license arrangements may be terminated, and, if terminated, this may result in a need for additional capital to pursue further development or commercialization of the applicable current or future product candidates;

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partners may own or co-own intellectual property covering products that results from our collaborating with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property;

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disputes may arise with respect to the ownership of any intellectual property developed pursuant to our collaboration or license arrangements; and

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a partner’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

We rely, and expect that we will continue to rely, on third parties to conduct any preclinical or clinical studies for our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.
We do not have the ability to independently conduct clinical studies. We rely on medical institutions, clinical investigators, contract laboratories and other third parties, such as CROs, to conduct clinical studies on our product candidates. We rely heavily on such parties for execution of clinical studies for our product candidates and can control only certain aspects of their activities. As a result, we have less direct control over the conduct, timing and completion of these clinical studies and the management of data developed through clinical studies than would be the case if we were relying entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, fail to comply with contractual obligations, experience regulatory compliance issues, undergo changes in priorities, become financially distressed or form relationships with other entities, some of which may be our competitors.

These factors may materially impede the willingness or ability of third parties to complete quality clinical studies and may subject us to unexpected cost increases that are beyond our control. Nevertheless, we are responsible for ensuring that each of our clinical studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific requirements and standards, and our reliance on CROs does not relieve us of our regulatory responsibilities. We and our CROs are required to comply with regulations and guidelines, including good clinical practices, or GCPs, for conducting, monitoring, recording and reporting the results of clinical studies to ensure that the data and results are scientifically credible and accurate, and that the study participants are adequately informed of the potential risks of participating in clinical studies. These regulations are enforced by the FDA and comparable foreign regulatory authorities for any products in clinical development. The FDA enforces GCP regulations through periodic inspections of clinical study sponsors, principal investigators and study sites. If we and our CROs or our investigators fail to comply with applicable GCPs, the clinical data generated in our clinical studies may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical studies before approving our marketing applications. We cannot assure you that, upon inspection, the FDA will determine that any of our clinical studies comply with GCPs. In addition, our clinical studies must be conducted with product candidates produced under current good manufacturing practice, or GMP, regulations and will require a large number of participants. Our failure or the failure of our CROs to comply with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process and could also subject us to enforcement action up to and including civil and criminal penalties.
Although we design our product candidate clinical studies, CROs conduct all of the clinical studies. As a result, many important aspects of the execution of our drug development programs are outside of our direct control. In addition, the CROs may not perform all of their obligations under arrangements with us or in compliance with regulatory requirements, but we remain responsible and are subject to enforcement action that may include civil penalties and criminal prosecution for any violations of FDA laws and regulations during the conduct of our clinical studies. If the CROs do not perform clinical studies in a satisfactory manner, breach their obligations to us or fail to comply with regulatory requirements, the development and commercialization of our product candidates may be delayed or our development program materially and irreversibly harmed. We may fail to control the amount and timing of resources these CROs devote to our program or our clinical products. If we are unable to rely on clinical data collected by our CROs, we could be required to repeat, extend the duration of, or increase the size of our clinical studies and this could significantly delay commercialization and require significantly greater expenditures.
If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, any clinical studies such CROs are associated with may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, we believe that our financial results and the commercial prospects for our product candidates in the approved indication would be harmed, our costs could increase and our ability to generate revenue could be delayed.
We rely completely on third-party suppliers to manufacture our non-clinical and clinical drug supplies for our product candidates, and we intend to rely on third parties to produce commercial supplies of any product candidates that are approved.
We do not currently have, nor do we plan to acquire, the infrastructure or capability to internally manufacture the clinical drug supply of our product candidates, or any future product candidates, for use in the conduct of our clinical studies. We lack the internal resources and the capability to manufacture any product candidates on a clinical or commercial scale. We depend on third-party contract manufacturing organizations, or CMOs, for all of our requirements of raw materials, drug substance and drug product for our ongoing clinical trials of olinciguat and IW-6463. We do not have long-term supply agreements in place with our CMOs and each batch of our product candidates is individually contracted under a services agreement on a purchase order basis. We expect to continue to rely on CMOs for the supply of olinciguat and IW-6463 for later-stage development and commercialization, as well as for the supply of any other product candidates that we may identify, and we may not be able to enter into long-term supply agreements with such CMOs on favorable terms. As a further result, we are subject to price fluctuations for our clinical drug supplies. If the prices charged by these CMOs increase, our business, prospects, financial condition and results of operations could be materially harmed. We apply industry risk management practices to minimize the impact to clinical timelines associated with delays to our clinical supplies. However, these delays could still lead to clinical trials delays that could adversely impact our business.
In addition, the facilities used by our contract manufacturers to manufacture the active pharmaceutical ingredient and final drug product must complete a pre-approval inspection by the FDA and other comparable foreign regulatory agencies to assess compliance with applicable requirements, including current GMP, after we submit our new drug application, or NDA, or relevant foreign regulatory submission to the applicable regulatory agency. If the FDA or an applicable foreign regulatory agency determines now or in the future that these facilities are noncompliant, we may need to find alternative manufacturing facilities, which would impede our ability to develop, obtain regulatory approval for or market our product candidates.
Our reliance on third parties requires us to share our confidential information, including trade secrets and know-how, which increases the possibility that our confidential information will be misappropriated or disclosed.
Because we rely on third parties to manufacture our product candidates, and because we collaborate with various CROs to conduct our clinical trials, we must, at times, share our trade secrets or know-how with them. We seek to protect our confidential information, including know-how and trade secrets, in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors and consultants prior to beginning our collaborations or disclosing confidential information to such parties. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets and know-how. Despite these contractual provisions, the need to share our confidential information with third parties increases the risk that confidential information such as trade secrets and know-how becomes known by our competitors, is inadvertently incorporated into the technology of others, or is disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our confidential information including know-how and trade secrets, a competitor’s discovery of our confidential information or other unauthorized use or disclosure could impair our competitive position and may have a material adverse effect on our business, prospects, financial condition and results of operations.
Risks Related to Our Intellectual Property Rights
If we are unable to adequately protect our proprietary technology, or obtain and maintain issued patents that are sufficient to protect our product candidates, others could compete against us more directly, which would have a material adverse impact on our business, prospects, financial condition and results of operations.
Our success will depend significantly on our ability to obtain and maintain patent and other proprietary protection in the United States and other countries for commercially important technology, inventions and know-how related to our business, defend and enforce our patents, should they issue, preserve the confidentiality of our trade secrets and operate without infringing the valid and enforceable patents and proprietary rights of third parties. We strive to protect and enhance the proprietary technologies that we believe are important to our business, including seeking patents intended to cover our products and compositions, their methods of use and any other inventions that are important to the development of our business.
As of February 10, 2020, we had twelve issued U.S. patents, nineteen pending U.S. patents applications, six pending Patent Cooperation Treaty (“PCT”) applications, and numerous foreign patents and pending patent applications. Our issued U.S. and foreign patents covering olinciguat expire between 2031 and 2034 and our issued U.S. and foreign patents covering praliciguat also expire between 2031 and 2034, in each case subject to patent term extensions. Multiple pending U.S. and foreign patents applications covering different aspects of olinciguat and praliciguat will expired between 2034 and 2040, subject to patent term extensions. We have one issued patents covering IW-6463, which expires in 2037, subject to patent term extensions. Our pending patent applications relating to IW-6463, if issued, will expire in 2037 or later. See “Business—

Intellectual Property.” We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.
The patent positions of biotechnology and pharmaceutical companies, including ours, involve complex legal and factual questions, which in recent years have been the subject of much litigation, and, therefore, the issuance, scope, validity, enforceability and commercial value of any patent claims that we may obtain cannot be predicted with certainty. Our pending patent applications may not be granted as issued patents in any particular jurisdiction and, even if they do, these patents may not include claims with a sufficient scope to protect our product candidates or otherwise provide any competitive advantage.
Even if our patent applications are issued, competitors and other third parties may infringe, misappropriate or otherwise violate our patents and other intellectual property rights. We may not be able to prevent infringement, misappropriation or other violations of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming and divert the attention of our management and key personnel from our business operations.
Moreover, our patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented in the United States and abroad. U.S. patents and patent applications may also be subject to interference, derivation, ex-parte reexamination, post-grant review, or inter-partes review proceedings, supplemental examination and challenges in district court. Interference proceedings provoked by third parties or brought by us may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our involvement in litigation or interference proceedings may fail and, even if successful, may result in substantial costs, and distract our management and other employees. Furthermore, an adverse decision in an interference or derivation proceeding can result in a third party receiving the patent right sought by us, which in turn could affect our ability to develop, market or otherwise commercialize our product candidates.
Patents may also be subjected to opposition, post-grant review or comparable proceedings lodged in various foreign, both national and regional, patent offices or courts. Such proceedings could result in revocation or amendment of our patents in such a way that they no longer cover our product candidates or competitive products. In addition, such proceedings may be costly. Thus, any patents, should they issue, that we may own or exclusively license may not provide any protection against competitors.
Furthermore, though a patent, if it were to issue, is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate protection to exclude competitors from making similar products. Even if a patent issues and is held to be valid and enforceable, competitors may be able to design around or circumvent our patents, such as by using pre-existing or newly developed technology or products in a non-infringing manner. If these developments were to occur, they could have a material adverse effect on our business, prospects, financial condition and results of operations.
Any litigation to enforce or defend our patent rights, even if we were to prevail, would be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.
In addition, proceedings to enforce or defend our patents, if and when issued, puts our patents at risk of being invalidated, held unenforceable or not infringed, or interpreted narrowly. Such proceedings could also provoke third parties to assert counterclaims against us, including that some or all of the claims in one or more of our patents are invalid, not infringed or unenforceable. Grounds for a validity challenge include alleged failures to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for unenforceability assertions of a patent include allegations that someone connected with prosecution of the patent application that matured into the patent withheld relevant information from the U.S. Patent and Trademark Office (the “USPTO”), or made a misleading statement, during prosecution of the patent application. In an infringement proceeding, a court may disagree with our allegations and refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question, or may decide that a patent of ours is invalid or unenforceable. An adverse result in any litigation, defense or post-grant proceedings could result in one or more of our patents being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it would have a material adverse effect on the price of our common stock.
The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our product candidates.
If any of our patents, if and when issued, covering our product candidates are invalidated or found not infringed or unenforceable, our business, prospects, financial condition and results of operations could be materially harmed.
We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product candidates, if approved.
Our success will depend in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of third parties. Other parties may allege that our product candidates or the use of our technologies infringes or otherwise violates patent claims or other intellectual property rights held by them or that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to compositions, materials, formulations, methods of manufacture or methods for treatment related to our product candidates. Because patent applications can take many years to issue, third parties may have currently pending patent applications which may later result in issued patents that our product candidates may infringe, or which such third parties claim are infringed by our technologies.
The pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain and cannot be adequately quantified in advance. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our product candidates, products or methods either does not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Even if we are successful in these proceedings, we may incur substantial costs and the time and attention of our management and scientific personnel could be diverted in pursuing these proceedings, which could have a material adverse effect on our business and operating results. In addition, we may not have sufficient resources to bring these actions to a successful conclusion.
If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court, or redesign our products. In addition, if any such claim were successfully asserted against us and we could not obtain such a license, we may be forced to stop or delay developing, manufacturing, selling or otherwise commercializing our product candidates. Any claim relating to intellectual property infringement that is successfully asserted against us may require us to pay substantial damages, including treble damages and attorney’s fees if we are found to be willfully infringing another party’s patents, for past use of the asserted intellectual property and royalties and other consideration going forward if we are forced to take a license.
Any of these risks coming to fruition could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
Our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors enter into confidentiality and intellectual property assignment agreements with us or have entered into confidentiality and intellectual property assignment agreements with Ironwood. We seek to have inventions assigned to us by the person rendering services. However, we may not be able to enter into these agreements with all parties or these agreements may not be honored and may not effectively assign intellectual property rights to us.
Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies and our patent protection could be reduced or eliminated for non-compliance with these requirements.
The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions over the lifetime of our owned patents and applications. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors or other third parties might be able to enter the market earlier than would otherwise have been the case and this circumstance could have a material adverse effect on our business, prospects, financial condition and results of operations.
We may not seek to protect our intellectual property rights in all jurisdictions throughout the world and we may not be able to adequately enforce our intellectual property rights even in the jurisdictions where we seek protection.
The statutory deadlines for pursuing patent protection in individual foreign jurisdictions are based on the priority date of each of our patent applications and we may not timely file foreign patent applications. Thus, for each of the patent families that we believe provide coverage for our product candidates, we will need to decide whether and where to pursue protection outside the United States. Filing and prosecuting patent applications, and defending patents on product candidates in all countries and jurisdictions throughout the world would be prohibitively expensive, and so we are unlikely to pursue and maintain patents in all countries worldwide. As such, competitors may use our technologies in jurisdictions where we do not pursue and obtain patent protection to develop their own products.
The laws of some foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States even if we have a patent in that jurisdiction. Further, a competitor may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Even if we pursue and obtain issued patents in particular jurisdictions, our patent claims or other intellectual property rights may not be effective or sufficient to prevent third parties from so competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to biotechnology or pharmaceuticals. This could make it difficult for us to stop the infringement of our patents, if obtained, or the misappropriation of or marketing of competing products in violation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.
Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
If we do not obtain additional protection under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”), and similar foreign legislation by extending the patent terms and obtaining data exclusivity for our product candidates, our business, prospects, financial condition and results of operations may be materially harmed.
Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one or more of the U.S. patents we own may be eligible for a limited patent term extension under the Hatch-Waxman Act, which permits a patent term extension as compensation for patent term lost during the FDA regulatory review process. A maximum of five years can be restored to the eligible patent. In all cases, the total patent life for the product with the patent extension cannot exceed 14 years from the product’s approval date, or in other words, 14 years of potential marketing time. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain a patent term extension or the term of any such extension is less than we request, the duration of patent protection we obtain for our product candidates may not provide us with any meaningful commercial or competitive advantage, our competitors may obtain approval of competing products earlier than they would otherwise be able to do so, and our ability to generate revenues could be harmed.
Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.
As is the case with other biotechnology companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation: the Leahy-Smith America Invents Act (the “America Invents Act”). The America Invents Act includes a number of significant changes to U.S. patent law. These provisions affect the way patent applications will be prosecuted and may also affect patent litigation. It is not yet clear what, if any, impact the America Invents Act will have on the operation of our business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any patents that may issue from our patent applications, all of which could have a material adverse effect on our business, prospects, financial condition and results of operations.
In addition to increasing uncertainty with regard to our ability to obtain future patents, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on these and other decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce any patents that may issue in the future.

We may be subject to damages resulting from claims that we or our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers.
Our employees may have been previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We also engage advisors and consultants who are concurrently employed at universities or who perform services for other entities.
We may be subject to claims that we or our employees, advisors or consultants have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. We may be subject to claims that an employee, advisor or consultant performed work for us that conflicts with that person’s obligations to a third party, such as an employer, and thus, that the third party has an ownership interest in the intellectual property arising out of work performed for us. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our product candidates, which would materially harm our commercial development efforts.
Risks Related to the Future Commercialization of Our Product Candidates
The incidence and prevalence for target patient populations of our product candidates have not been established with precision. If the market opportunities for our product candidates are smaller than we estimate, or if any approval that we obtain is based on a narrower definition of the patient population, our revenue and ability to achieve profitability may be harmed.
The incidence and prevalence for all the conditions we aim to address with our programs vary considerably. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations or market research, and may prove to be incorrect. Further, new trials may change the estimated incidence or prevalence of these diseases. The total addressable market across all of our product candidates will ultimately depend upon, among other things, the diagnosis criteria included in the final label for each of our product candidates, if approved for sale for these indications, acceptance by the medical community and patient access, drug pricing and reimbursement. The number of patients in the United States and other major markets and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our products or new patients may become increasingly difficult to identify or gain access to, all of which would harm our results of operations and our business. Further, even if we obtain significant market share for our product candidates, because the potential target populations are very small, we may never achieve profitability despite obtaining such significant market share.
If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any product candidates, if approved, we may not be successful in commercializing those product candidates if and when they are approved.
We do not currently have an infrastructure for the sale, marketing, market access, patient service and distribution of pharmaceutical products. In order to market our product candidates, if approved by the FDA or any other regulatory authority outside the United States, we must build our sales, marketing, managerial and other non-technical capabilities, or arrange with third parties to perform these services. There are risks involved with both establishing our own commercial capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force or reimbursement specialists is expensive and time-consuming and could delay any product candidate launch. If commercialization is delayed or does not occur, we would have prematurely or unnecessarily incurred such expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our commercialization personnel.

If we enter into arrangements with third parties to perform sales, marketing, commercial support and distribution services, our product revenue or the profitability of product revenue may be lower than if we were to market and sell any products we may develop ourselves. In addition, we may fail to enter into arrangements with third parties to commercialize our product candidates or may be unable to do so on terms that are favorable to us. We may have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish commercialization capabilities successfully, either on our own or in collaboration with third parties, or if we are unable to do so on commercially reasonable terms, we will not be successful in commercializing our product candidates if approved and our business, prospects, financial condition and results of operations will be materially harmed.
Even if we obtain regulatory approval for our product candidates, our product candidates may not achieve broad market acceptance by patients, physicians, healthcare payors or others in the medical community, which would limit the revenue that we generate from their sales.
The future commercial success of our product candidates, if approved by the FDA or other applicable regulatory authorities outside the United States, will depend upon the awareness and acceptance of our product candidates among the medical community, including patients, physicians and healthcare payors. If any of our product candidates are approved but do not achieve an adequate level of acceptance by patients, physicians, healthcare payors and others in the medical community, we may not generate sufficient revenue to become, or remain, profitable. Market acceptance of our product candidates, if approved, will depend on a number of factors, including, among others:
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the efficacy and safety of our approved product candidates as demonstrated in clinical trials;

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the clinical indications and labeling claims for our product candidates that are approved;

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limitations or warnings contained in the labeling approved for our product candidates by the FDA or other applicable regulatory authorities;

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any restrictions on the use of our products together with other medications or restrictions on the use of our products in certain types of patients;

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the prevalence and severity of any adverse effects associated with our product candidates;

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the size of the target patient population, and the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

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the safety, efficacy, cost and other potential advantages of our approved product candidates compared to other available therapies;

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our ability to generate cost effectiveness data that supports a profitable price;

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our ability to obtain sufficient reimbursement and pricing by third-party payors and government authorities;

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the willingness of patients to pay out-of-pocket in the absence of sufficient payor coverage;

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the effectiveness of our sales and marketing strategies; or

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publicity concerning our products or competing products and treatments.

If our product candidates are approved but do not achieve an adequate level of acceptance by patients, physicians and payors, we may not generate sufficient revenue from our product candidates to become or remain profitable. Before granting reimbursement approval, healthcare payors may require us to demonstrate that our product candidates, in addition to treating these target indications, also provide incremental health benefits to patients. Our efforts to educate the medical community and third-party payors about the benefits of our product candidates may require significant resources and may never be successful.
Reimbursement may be limited or unavailable in certain market segments for our product candidates, which could make it difficult for us to sell our products profitably. Price controls may be imposed in certain markets, which may harm our future profitability.
Market acceptance and sales of any approved product candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors and government authorities and may be affected by existing and future health care reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drugs they will pay for and establish reimbursement levels. Reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is: a covered benefit under its health plan; safe, effective and medically necessary; appropriate for the specific patient; cost-effective; and neither experimental nor investigational.
Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to the payor. We or our partners may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement. We cannot be sure that coverage or adequate reimbursement will be available for any of our product candidates. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only to limited levels, we may not be able to commercialize certain of our products. In addition, in the United States, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new drugs. As a result, significant uncertainty exists as to whether and how much third-party payors will reimburse patients for their use of newly approved drugs, which in turn will put pressure on the pricing of drugs.
In some countries, particularly member states of the European Union, the pricing of prescription drugs is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after receipt of marketing approval for a product. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, we or our partners may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of our product candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed.
If we fail to comply with healthcare and other regulations, we could face substantial penalties and our business, prospects, financial condition and results of operations could be harmed.
The product candidates that we are evaluating in clinical studies are subject to certain federal and state healthcare laws and regulations that may affect our business. These laws and regulations include:
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federal healthcare program anti-kickback laws, which prohibit, among other things, persons from offering, soliciting, receiving or providing remuneration, directly or indirectly, as an inducement or reward for their past, current or potential future prescribing, purchase, use, recommending for use, referral, formulary placement, or dispensing of our products;

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the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

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the Federal Food, Drug, and Cosmetic Act, which among other things, strictly regulates drug product and medical device research, development, and marketing, prohibits manufacturers from marketing or promoting such products prior to approval; and

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state law equivalents of the above federal laws, such as anti-kickback laws, state transparency laws, state laws limiting interactions between pharmaceutical manufacturers and members of the healthcare industry and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by federal laws, thus complicating compliance efforts.

In addition, we may be subject to privacy and security laws in the various jurisdictions in which we operate, obtain or store personally identifiable information. For example, if we conduct clinical studies in any of the member states of the European Union, the processing of personal data in the European Economic Area (the “EEA”), is subject to the 1995 Data Protection Directive, imposing strict obligations and restrictions on the ability to collect, analyze and transfer personal data. In May 2018, the General Data Protection Regulation (the “GDPR”), took effect, increasing our obligations with respect to clinical studies conducted in the EEA and increasing the scrutiny applied by clinical study sites located in the EEA to transfers of personal data from such sites to countries that are considered by the European Commission to lack an adequate level of data protection, such as the United States. The compliance obligations imposed by the GDPR may increase our cost of doing business. In addition, the GDPR imposes substantial fines for breaches of data protection requirements, and it confers a private right of action on data subjects for breaches of data protection requirements.
If our operations are found to be in violation of any of the laws described above or any other laws, rules or regulations that apply to us, we will be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could impede our ability to operate our business and our financial results. We cannot be certain that compliance programs will address all areas of potential exposure and the risks in this area cannot be entirely eliminated, particularly because the requirements and government interpretations of the requirements in this space are constantly evolving. Any action against us for violation of these laws, rules or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business, as well as damage our business or reputation. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security, fraud and reporting laws may prove costly.
We face significant competition in an environment of rapid technological and scientific change, and our competitors may achieve regulatory approval before us or develop therapies that are safer, more advanced or more effective than ours, which may harm our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition.
Our future success depends on our ability to demonstrate and maintain a competitive advantage with respect to the design, development and commercialization of our product candidates. Our objective is to design, develop and commercialize new products with superior efficacy, safety, tolerability and convenience. In many cases, our product candidates that we commercialize will compete with existing, market-leading products. The development and commercialization of new drug products is highly competitive. We may face competition with respect to any product candidates that we seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.
Bayer AG and Merck & Co., Inc. (“Bayer/Merck”), have an active collaboration on sGC and may be targeting some of the same indications through a similar mechanism of action with one sGC stimulator, ADEMPAS® (riociguat), which has been approved for the treatment of Pulmonary Arterial Hypertension, or PAH, and Chronic Thromboembolic Pulmonary Hypertension, or CTEPH. Bayer/Merck are also evaluating sGC product candidates in a number of indications, including vericiguat for the treatment of heart failure. Such sGC products may compete directly with our own product candidates in our target indications. Because Bayer/Merck already have experience conducting successful clinical trials and obtaining regulatory approvals for an sGC product, they may be able to conduct clinical trials and obtain regulatory approvals for additional product candidates and target indications more quickly or efficiently than we can.
Furthermore, we are aware of a number of other approved products and late-stage product candidates for the treatment of our target indications. In SCD, there are four approved products. Three drugs are indicated to reduce the frequency of painful crises, hydroxyurea (DROXIA® or SIKLOS®, as well as other generic forms) ENDARI®, an amino acid l-glutamine, and ADAKVEO® (crizanlizumab-tmca) a selectin blocker. Additionally, Oxbryta® (voxelotor), a hemoglobin S polymerization inhibitor, is indicated to treat sickle cell disease. We are aware of the following companies engaged in the clinical development of products for the chronic treatment of SCD: Novartis, which is developing ILARIS® (canakinumab) (Phase 2), a fully human monoclonal anti-human interleukin-1b antibody; AstraZeneca plc, which is developing ticagrelor (Phase 3), a P2Y12 platelet inhibitor in pediatric and adolescent patients; Micelle BioPharma, Inc., which is developing SC411 (Phase 3), a mixture of fatty acids; Imara, Inc., which is developing IMR-687 (Phase 2), a phosphodiesterase-9 inhibitor, or PDE9i; Shire/Takeda who are developing SHP655 (Phase 1/2), a recombinant ADAMTS13 von Willebrand factor-cleaving (VWF) protease, Agios, which is developing Mitapivat (Phase 1), a pyruvate kinase-R (PKR)activator, Forma Therapeutics which is developing FT-4202, a pyruvate kinase (PKR) activator (Phase 1), and Novo Nordisk which is developing an oral combination of tetrahydrouridine and decitabine (Phase 1). We are also aware of Prolong Pharmaceuticals, LLC which is developing Sanguinate (Phase 2), a PEGylated hemoglobin, for acute treatment in SCD. We may also face competition from one-time treatments such as HSCT, gene editing and gene therapy. We are aware of the following companies engaged in the clinical development of one-time treatments: bluebird bio, Inc. is currently conducting a Phase 1/2 study with their product, LentiGlobin®, for patients with severe SCD; and CRISPR Therapeutics AG/Vertex Pharmaceuticals, Inc. is conducting a Phase 1/2 study with their product, CTX-001; and Bioverativ/Sangamo is conducting a Phase 1/2 study with their product, BIVV-003. There are several other companies engaged in earlier stage clinical development for products targeting SCD.
There are four approved products in the United States to treat DN. AVAPRO® (irbesartan) and COZAAR® (losartan), are an angiotensin II receptor blockers, indicated to treat DN in patients with type 2 diabetes mellitus and a history of hypertension. CAPOTEN® (captopril), angiotensin I converting enzyme inhibitor, indicated to reduce the rate of progression in patients with Type 1 insulin-dependent diabetes mellitus and retinopathy. INVOKANA®, is an SGLT2 inhibitor indicated to improve renal and cardiovascular outcomes in patients with diabetes mellitus and diabetic nephropathy. We are aware of the following companies engaged in the late-stage clinical development of products for the treatment of DN: AstraZeneca plc has a Phase 3 study ongoing with FARXIGA®, an SGLT2 inhibitor, assessing renal outcomes and cardiovascular mortality in patients with chronic kidney disease. Eli Lilly/Boehringer Ingelheim GmbH are currently conducting a Phase 3 program in DN with JARDIANCE. Bayer has a Phase 3 program ongoing for the investigational product finerenone, a mineralocorticoid receptor antagonist, assessing its effect in patients with DN. Bayer also has a Phase 2 program ongoing for BAY1142524, a chymase inhibitor, in patients with diabetic kidney disease. There are several other companies engaged in earlier stage clinical development for products targeting DN.
If our product candidates do not obtain regulatory approvals in our target indications prior to these or any other competing product candidates, or if our product candidates do not demonstrate superior efficacy, safety or tolerability compared to these and any other approved therapeutics for our target indications, we may not be able to compete effectively.
Many of our current or potential competitors, either alone or with their strategic partners, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical studies, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours and may obtain orphan product exclusivity from the FDA for indications our product candidates are targeting, which could result in our competitors establishing a strong market position before we are able to enter the market.
In addition, we could face litigation or other proceedings with respect to the scope, ownership, validity and/or enforceability of our patents relating to our competitors’ products and our competitors may allege that our products infringe, misappropriate or otherwise violate their intellectual property. The availability of our competitors’ products could limit the demand, and the price we are able to charge, for any products that we may develop and commercialize. See “—Risks Related to Our Intellectual Property Rights.”
The impact of healthcare reform and other governmental and private payor initiatives may harm our business.
Our revenue prospects could be affected by changes in healthcare spending and policy in the United States and abroad. We operate in a highly regulated industry and new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to health care availability, the method of delivery or payment for health care products and services could harm our business, operations and financial condition. There is significant interest in promoting health care reform, as evidenced by the enactment in the United States of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act in 2010. It is likely that federal and state legislatures within the United States and foreign governments will continue to consider changes to existing health care legislation. We cannot predict the reform initiatives that may be adopted in the future or whether initiatives that have been adopted will be repealed or modified. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare may adversely affect: the demand for any drug products for which we may obtain regulatory approval; our ability to set a price that we believe is fair for our products; our ability to obtain coverage and reimbursement approval for a product; our ability to generate revenues and achieve or maintain profitability; and the level of taxes that we are required to pay.
Our future growth may depend, in part, on our ability to commercialize our product candidates outside the United States, where we would be subject to additional regulatory burdens and other risks and uncertainties.
Our future profitability may depend, in part, on our ability to commercialize our product candidates outside the United States for which we may rely on partnerships with third parties. If we commercialize our product candidates outside the United States, we would be subject to additional risks and uncertainties, including:
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our customers’ ability to obtain reimbursement for our product candidates outside the United States;

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our ability to gain reimbursement in foreign markets at a price that is profitable;

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our inability to directly control commercial activities because we are relying on third parties;

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the burden of complying with complex and changing foreign regulatory, tax, accounting and legal requirements;

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different medical practices and customs in foreign countries affecting acceptance in the marketplace;

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import or export licensing requirements;

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longer accounts receivable collection times;

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longer lead times for shipping;

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language barriers for technical training;

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reduced protection of intellectual property rights in some foreign countries;

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the existence of additional potentially relevant third-party intellectual property rights;

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foreign currency exchange rate fluctuations; and

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the interpretation of contractual provisions governed by foreign laws in the event of a contract dispute.

Foreign sales of our product candidates could also be harmed by the imposition of governmental controls, political and economic instability, trade restrictions and changes in tariffs.
In light of the large population of patients with SCD who reside in foreign countries, our ability to generate meaningful revenues in those jurisdictions may be limited due to the strict price controls and reimbursement limitations imposed by governments outside of the United States.
In some countries, particularly in the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a drug. To obtain coverage and reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies, or to meet other criteria for pricing approval. Given the significant portion of the population of patients with SCD who reside outside of the United States, if reimbursement of olinciguat, if approved, is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business, prospects, financial condition and results of operations could be harmed.
If any of our product candidates obtain regulatory approval, additional competitors could enter the market with generic versions of such drugs, which may result in a material decline in sales of affected products.
Under the Hatch-Waxman Act, a pharmaceutical manufacturer may file an abbreviated new drug application, or an ANDA, seeking approval of a generic copy of an approved, small-molecule innovator product. Under the Hatch-Waxman Act, a manufacturer may also submit an NDA that references the FDA’s prior approval of the small-molecule innovator product. The Hatch-Waxman Act also provides for certain periods of regulatory exclusivity. These include, subject to certain exceptions, the period during which an FDA-approved drug is subject to orphan drug exclusivity. In addition to the benefits of regulatory exclusivity, an innovator NDA holder may have patents claiming the active ingredient, product formulation or an approved use of the drug, which would be listed with the product in the FDA publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” known as the “Orange Book.” If there are patents listed in the Orange Book, a generic or NDA applicant that seeks to market its product before expiration of the patents must include in the ANDA a “Paragraph IV certification,” challenging the validity or enforceability of, or claiming non-infringement of, the listed patent or patents.
Accordingly, if any of our product candidates are approved, competitors could file ANDAs for generic versions of our small-molecule drug products or NDAs that reference our small-molecule drug products, respectively. If there are patents listed for our small-molecule drug products in the Orange Book, those ANDAs and NDAs would be required to include a certification as to each listed patent indicating whether the ANDA applicant does or does not intend to challenge the patent. We cannot predict which, if any, patents in our current portfolio or patents we may obtain in the future will be eligible for listing in the Orange Book, how any generic competitor would address such patents, whether we would sue on any such patents, or the outcome of any such suit.
We may not be successful in securing or maintaining proprietary patent protection for products and technologies we develop or license. Moreover, if any of our patents that are listed in the Orange Book are successfully challenged by way of a Paragraph IV certification and subsequent litigation, the affected product could immediately face generic competition and its sales would likely decline rapidly and materially.
Risks Related to Our Business Operations
A pandemic, epidemic or outbreak of infectious disease, such as COVID-19, has the potential to disrupt our business, including our clinical development activities, and its effect on our business is difficult to precisely judge at this time.
A novel strain of coronavirus (COVID-19) has reached pandemic levels. We are conducting multiple clinical development activities at various locations. Many nations, including the United States, have implemented stay-at-home orders to contain the coronavirus outbreak which, along with other related mitigation measures, may limit our ability to access patients and physicians at certain local clinical centers that are participating in these development activities. To a limited extent this has delayed or disrupted and may be expected to further delay or disrupt our clinical development activities. The extent to which this hinders procurement of resources, raw materials or components necessary for research studies or preclinical or clinical development is not fully predictable. New information is expected to emerge about the severity of the coronavirus and the actions to contain the coronavirus or treat its effects. To a limited extent we have experienced and may further experience other delays and disruptions, such as limitations on access to capital and to our personnel, resources and facilities or the temporary closure of our suppliers and suspension of services, which may materially and adversely affect our development timelines, results of operations and our financial condition.
Our prospects for success depend on our ability to retain our management team and to attract, retain and motivate qualified personnel.
We are highly dependent on our management, scientific and medical personnel, including our Chief Executive Officer, Peter M. Hecht, Ph.D., our President, Mark Currie, Ph. D, our Chief Financial Officer,

William Huyett, our Chief Innovation Officer, Andreas Busch, Ph.D. and our Head of Global Development, Christopher Wright, M.D., Ph.D. Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice. The loss of the services of any of our executive officers, other key employees and other scientific and medical advisors and an inability to find suitable replacements could result in delays in product development and harm our business. Pursuant to their employment arrangements, each of our executive officers, and other employees may voluntarily terminate their employment at any time, with or without notice. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel.
We may not be able to attract or retain qualified management and scientific personnel in the future due to the competition for a limited number of qualified personnel among biopharmaceutical, biotechnology, pharmaceutical and other businesses. Many of the other pharmaceutical companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than what we may be able to offer. We also experience competition for the hiring of scientific personnel from universities and research institutions. The failure to succeed in preclinical or clinical studies may make it more challenging to recruit and retain qualified personnel. In addition, in order to induce employees to continue their employment with us, we have provided equity awards that vest over time and the value to our employees of such equity awards may be significantly affected by movements in our stock price that are beyond our control and may be at any time insufficient to counteract more lucrative offers from other companies. If we are unable to continue to attract and retain high quality personnel, the rate and success at which we can develop and commercialize product candidates will be limited.
We will need to expand our organization and we may experience difficulties in managing growth of our employee base, which could disrupt our operations.
As of December 31, 2019, we had 94 full-time employees. As we mature, we expect to expand our full-time employee base and to hire more consultants and contractors. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.
We face potential product liability exposure, and, if claims are brought against us, we may incur substantial liability.
The use of our product candidates in clinical studies and the sale of our products, if approved, exposes us to the risk of product liability claims. Product liability claims might be brought against us by patients, healthcare providers or others selling or otherwise coming into contact with our product candidates. For example, we may be sued if any product candidate we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, including as a result of interactions with alcohol or other drugs, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we become subject to product liability claims and cannot successfully defend ourselves against them, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in, among other things: withdrawal of subjects from our clinical studies; substantial monetary awards to patients or other claimants; decreased demand for our product candidates or any future product candidates following marketing approval, if obtained; damage to our reputation and exposure to adverse publicity; increased FDA warnings on product labels; litigation costs; distraction of management’s attention from our primary business; loss of potential revenue; and the inability to successfully commercialize our product candidates or any future product candidates, if approved.
We maintain product liability insurance coverage for our clinical studies through both domestic and international insurance policies, subject to an annual coverage limit. Nevertheless, our insurance coverage may be insufficient to reimburse us for any expenses or losses we may suffer if a judgment or settlement exceeds available insurance proceeds. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses, including if insurance coverage becomes increasingly expensive. If and when we obtain marketing approval for our product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may not be able to obtain this product liability insurance on commercially reasonable terms. Large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. The cost of any product liability litigation or other proceedings, even if resolved in our favor, could be substantial, particularly in light of the size of our business and financial resources. A product liability claim or series of claims brought against us could cause our stock price to decline and, if we are unsuccessful in defending such a claim or claims and the resulting judgments exceed our insurance coverage, our business, prospects, financial condition and results of operations could be materially harmed.
During the course of treatment, patients may suffer adverse events, including death, for reasons that may or may not be related to our product candidates. Such events could subject us to costly litigation, require us to pay substantial amounts of money to injured patients, delay, negatively impact or end our opportunity to receive or maintain regulatory approval to market our product candidates, if approved, or require us to suspend or abandon our commercialization efforts of any approved product candidates. Even in a circumstance in which we do not believe that an adverse event is related to our products, the investigation into the circumstance may be time-consuming or inconclusive. These investigations may interrupt our sales efforts, delay our regulatory approval process, or impact and limit the type of regulatory approvals our product candidates receive or maintain. As a result of these factors, a product liability claim, even if successfully defended, could have a material adverse effect on our business, prospects, financial condition and results of operations.
If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could result in sanctions or other penalties that would harm our business.
We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the Nasdaq Global Select Market. Until the Separation, our financial results were included within the consolidated results of Ironwood and we had not been directly subject to reporting and other requirements of the Exchange Act and Section 404 of the Sarbanes-Oxley Act. We are an “emerging growth company” and a “smaller reporting company.” For so long as we remain an emerging growth company, we will be exempt from Section 404(b) of the Sarbanes-Oxley Act, which requires auditor attestation to the effectiveness of internal control over financial reporting. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total gross annual revenues of $1.07 billion or more; (ii) December 31, 2024, the last day of our fiscal year following the fifth anniversary of the date of the distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on the exemptions available to us as an emerging growth company and/or smaller reporting company. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
We are, however, subject to Section 404(a) of the Sarbanes-Oxley Act. Beginning with our annual report on Form 10-K for the fiscal year ended December 31, 2020, we must include a management assessment of the effectiveness of our internal control over financial reporting. As of the expiration of our emerging growth company status and smaller reporting company status, we will be broadly subject to enhanced reporting and other requirements under the Exchange Act and Sarbanes-Oxley Act. This will require, among other things, annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing these assessments. These and other obligations will place significant demands on our management, administrative and operational resources, including accounting and information technology resources. To comply with these requirements, we anticipate that we will need to further upgrade our systems, including duplicating computer hardware infrastructure, implement additional financial and management controls, reporting systems and procedures and hire additional accounting, finance and information technology staff. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. If we are unable to do this in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired and our business, prospects, financial condition and results of operations could be harmed.
We may discover weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.
Unfavorable global economic conditions could harm our business, prospects, financial condition and results of operations.
Our results of operations could be harmed by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including, weakened demand for our product candidates and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business, prospects, financial condition and results of operations.
Our internal computer systems, or those of our third-party CROs, CMOs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product candidates’ development programs.
Despite the implementation of security measures, our internal computer systems and those of our third-party CROs, CMOs, business development partners and other contractors and consultants may be vulnerable to damage from computer viruses, unauthorized access, ransomware, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs. For example, the loss of clinical study data for our product candidates could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or product candidates, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of our product candidates could be delayed. Insurance may not be adequate to fully cover costs to restore data and resume normal working operations, which could harm our business, prospects, financial condition and results of operation.

Our employees may engage in misconduct or other improper activities, including violating applicable regulatory standards and requirements or engaging in insider trading, which could significantly harm our business.
We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with the regulations of the FDA and applicable foreign regulators, provide accurate information to the FDA and applicable foreign regulators, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, report financial information or data accurately and/or disclose unauthorized activities to us. In particular, research and development, commercialization and business arrangements in the healthcare industry are subject to considerable laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations restrict, regulate or prohibit a wide range of activities pertaining to clinical trials including the informed consent process, data integrity and conducting the study in accordance with the investigational plan, and for approved products, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of, including trading on, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may be ineffective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Additionally, we are subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions, possible exclusions from participation in Medicare, Medicaid and other U.S. federal healthcare programs, contractual damages and reputational harm.
If we or any contract manufacturers and suppliers we engage fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.
We and any contract manufacturers and suppliers we engage are subject to numerous federal, state and local environmental, health and safety laws, regulations and permitting requirements, including those governing laboratory procedures; the generation, handling, use, storage, treatment and disposal of hazardous and regulated materials and wastes; the emission and discharge of hazardous materials into the ground, air and water; and employee health and safety. Under certain environmental laws, we could be held responsible for costs relating to any contamination at our current or past facilities and at third-party facilities. We also could incur significant costs associated with civil or criminal fines and penalties.
We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other worldwide anti-bribery laws.
We are subject to the FCPA, which prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA includes interactions with certain healthcare professionals in many countries. Other countries have enacted similar anti-corruption laws and/or regulations. In some countries in which we operate, the pharmaceutical and life sciences industries are exposed to a high risk of corruption associated with the conduct of clinical trials and other interactions with healthcare professionals and institutions. Any such activities could expose us to potential liability under the FCPA, which may result in us incurring significant criminal and civil penalties and to potential liability under the anti-corruption laws and regulations of other jurisdictions in which we operate. In addition, the costs we may incur in defending against an FCPA investigation could be significant.
Risks Related to the Separation
We may not achieve some or all of the expected benefits of the Separation, and the separation could harm our business, prospects, financial condition and results of operations.
We may not be able to achieve some or all of the anticipated strategic, financial, operational, marketing or other benefits expected to result from the Separation, or such benefits may be delayed or not occur at all.

These actions may not provide the benefits we currently expect, and could lead to disruption of our operations, loss of or inability to recruit, key personnel needed to operate and grow our businesses, weakening of our internal standards, controls or procedures and impairment of our key collaborations and supplier relationships.
By separating from Ironwood, we may have become more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of the Ironwood organizational structure. As part of Ironwood, we were able to benefit from Ironwood’s experience and expertise as a commercial-stage company developing multiple products, and opportunities to pursue integrated strategies with Ironwood’s other business activities. We also benefited from Ironwood’s strategic advantages as an established market participant, including its improved negotiating power and historical partnerships. Additionally, when we were part of Ironwood, we benefited from Ironwood’s market reputation, historical performance and brand identity when operating our business. As a newly formed, independent, publicly traded company, we do not have, and may never develop, a comparable market reputation, performance or brand identity of our own, which may limit our ability to recruit and retain personnel, pursue and negotiate strategic transactions, and access the capital markets to finance our operations. If we fail to achieve some or all of the benefits that we expect to achieve as an independent company, or do not achieve them in the time we expect, our business, prospects, financial condition and results of operations may be materially harmed.
Our intellectual property license agreement with Ironwood could result in our being unable to use or delayed in using licensed know-how used in research and development, possibly requiring us to develop or acquire alternative know-how, which would involve cost and delay.
In connection with the Separation, we entered into an intellectual property license agreement with Ironwood, in connection with which Ironwood granted to us a license to use certain Ironwood know-how in connection with our research and development of sGC stimulator products. If we were to use such licensed know-how and if our rights under the intellectual property license agreement were challenged by a third party or we were otherwise prevented from exercising our rights as contemplated under the intellectual property license agreement, our research and development activities could be delayed until we were able to either resume exercising such rights or develop or acquire adequate alternative know-how, which would involve cost and delay.
Our historical financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and should not be relied upon as an indicator of our future results.
Certain of our historical combined information provided in this prospectus is derived from the consolidated financial statements and accounting records of Ironwood. Accordingly, the historical and combined financial information included in this prospectus may not reflect the operating results, financial condition or cash flows that we would have achieved as a separate, publicly traded company during the periods presented, or the financial results we will achieve in the future. In particular, our future financial results may vary from the historical and combined financial information included in this prospectus as a result of the following factors, among others:
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our historical combined financial data prior to the Separation does not reflect the Separation;

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our historical financial data prior to the Separation reflects expense allocations for certain business and support functions that are provided on a centralized basis within Ironwood, such as expenses for research and development and corporate administrative services, including information technology, finance, legal, insurance, compliance and human resources activities, that may be lower than the comparable expenses we would have actually incurred, or will incur in the future, as a standalone company;

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the Separation may have a material effect on our relationships with our suppliers, collaborators and other business relationships.

As a result of the Separation, it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.

If the Separation and distribution, together with certain related transactions, did not qualify as a transaction that was tax-free for U.S. federal income tax purposes, Ironwood could be subject to significant tax liabilities, and we could be required to indemnify Ironwood for all or a portion of such taxes and related costs pursuant to indemnification obligations under the tax matters agreement.
Ironwood received a favorable private letter ruling from the IRS relating to the U.S. federal income tax treatment of the distribution. Consistent with the IRS’s ruling guidelines, the IRS private letter ruling did not cover all of the issues that are relevant to determining whether the distribution was generally tax free for U.S. federal income tax purposes. In addition, as a condition to the distribution, Ironwood received an opinion of KPMG LLP confirming that the distribution, together with certain related transactions, generally was tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). The opinion of KPMG LLP delivered to Ironwood and the IRS private letter ruling are based, among other things, on various facts and assumptions, as well as certain representations, statements and undertakings from us and Ironwood (including those relating to the past and future conduct of us and Ironwood). If any of these facts, assumptions, representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if we or Ironwood breach any of our respective covenants relating to the Separation, the IRS private letter ruling and/or the opinion of KPMG LLP may be invalid. In addition, the opinion of KPMG LLP delivered to Ironwood represents the judgment of KPMG LLP, which is not binding on the IRS or any court. Accordingly, notwithstanding receipt by Ironwood of the tax opinion and the favorable IRS private letter ruling referred to above, the IRS could assert that the distribution and/or certain related transactions did not qualify for tax-free treatment for U.S. federal income tax purposes.
If the distribution, together with certain related transactions, failed to qualify as a transaction that was tax-free under Sections 355 and 368(a)(1)(D) of the Code, for U.S. federal income tax purposes, Ironwood would recognize taxable gain with respect to our distributed common stock and Ironwood stockholders who received shares of our common stock in the distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.
Even if the distribution otherwise qualified as tax-free for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) of the Code, Ironwood may have been required to recognize taxable gain under Section 355(e) of the Code as if it had sold our distributed shares for fair market value if the distribution were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50% or greater interest (by vote or value) in Ironwood or us. Under the terms of the common stock purchase agreement, the investors in the private placement acquired 43% of our common stock on a basic shares outstanding method. For purposes of this test, the private placement will generally be treated as part of such a plan or series of transactions, although some portion of the private placement may have been excluded from such treatment if investors who owned shares of Ironwood common stock immediately prior to the distribution participated in the private placement to maintain their respective ownership held immediately prior to the private placement. The rules governing such exclusions are complex, and there can be no assurance given as to the amount or percentage of the private placement that will be excluded from such treatment under these rules. Thus, a relatively minor additional change in the ownership of the our common stock could trigger a prohibited change in control, resulting in a significant amount of taxable gain for Ironwood under Section 355 of the Code (as a result of which we would be required to indemnify Ironwood under the tax matters agreement, as discussed below), if that additional ownership change and the portion of the private placement that must be taken into account (together with, in certain circumstances, changes in ownership of Ironwood common stock) were each considered to be part of a plan or series of related transactions that included the distribution and, in the aggregate, resulted in a 50% or greater change in ownership of our common stock, as determined under the Code and applicable Treasury regulations. The process for determining whether a prohibited change in control has occurred under the rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If we or Ironwood do not carefully monitor our or its compliance with these rules, we or Ironwood might inadvertently cause or permit a prohibited change in our ownership or the ownership of Ironwood. Furthermore, sales and/or acquisitions by the investors in the private placement (or by other persons) of our or Ironwood common stock could potentially trigger a prohibited change of control in us or Ironwood. For purposes of these rules, any acquisitions of Ironwood or our shares within the period beginning two years before the distribution and ending two years after the distribution are presumed to be part of such a plan, although we or Ironwood may be able to rebut that presumption based on the facts or circumstances or under regulatory safe harbors.
In connection with the distribution, we entered into a tax matters agreement with Ironwood pursuant to which we are responsible for certain liabilities and obligations following the distribution. In general, under the terms of the tax matters agreement, if the distribution, together with certain related transactions, failed to qualify as a transaction that was generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) of the Code, and if and to the extent that such failure results from a prohibited change of control in Ironwood under Section 355(e) of the Code or an acquisition of shares of Ironwood common stock or assets or certain actions by Ironwood, then Ironwood will bear any resulting taxes, interest, penalties and other costs. If and to the extent that such failure results from a prohibited change of control in us under Section 355(e) of the Code or an acquisition of our stock or assets or certain actions by us, then we will indemnify Ironwood for any resulting taxes, interest, penalties and other costs, including any reductions in Ironwood’s net operating loss carryforwards or other tax assets. If such failure does not result from a prohibited change of control in Ironwood or us under Section 355(e) of the Code and both we and Ironwood are responsible for such failure, liability will be shared according to relative fault. If neither we nor Ironwood is responsible for such failure, Ironwood will bear any resulting taxes, interest, penalties and other costs. Our indemnification obligations to Ironwood under the tax matters agreement is not limited in amount or subject to any cap. If we are required to pay any taxes or indemnify Ironwood under the circumstances set forth in the tax matters agreement, we may be subject to substantial liabilities. To the extent that the tax matters agreement requires Ironwood to bear any taxes, interest and penalties, Ironwood is required to indemnify us in the event that the IRS or another taxing authority asserts that we are jointly and severally liable as a result of our having been included in Ironwood’s consolidated or combined tax returns prior to the Separation.
We may not be able to engage in attractive strategic or capital-raising transactions as a result of the Separation.
To preserve the tax-free treatment of the Separation and the distribution for U.S. federal income tax purposes, for the period ending two years after the distribution, we will be prohibited under the tax matters agreement, except in specific circumstances, from: (i) entering into or approving any transaction or series of transactions involving the acquisition of our outstanding or newly issued equity that, when combined with other changes in ownership of our capital stock, results in a change in ownership of 3% or more; (ii) liquidating or partially liquidating, or merging or consolidating (unless we are the survivor); (iii) making or changing any entity classification election; (iv) ceasing to be engaged in an active trade or business, or selling, transferring or disposing of 25% or more of the net or gross assets of any active trade or business; (v) amending any of our organizational documents or taking any action affecting the voting rights of our capital stock; or (vi) redeeming or otherwise repurchasing any of our outstanding stock or options, unless we receive an IRS private letter ruling or an unqualified opinion of a tax advisor, in form and substance satisfactory to Ironwood, to the effect that such action will not result in tax liability to Ironwood in connection with the Separation and distribution. In addition, we are prohibited, except in specific circumstances, from taking or failing to take any action that would be inconsistent with or cause to be untrue any statement, information, covenant or representation from us relating to the IRS private letter ruling and/or the opinion of KPMG LLP or would prevent the distribution and certain related transactions from qualifying as a transaction that was generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1) (D) of the Code. These restrictions may limit for a period of time our ability to pursue certain strategic transactions, equity issuances or repurchases or other transactions that we may believe to be in the best interests of our shareholders or that might increase the value of our business.
In connection with the Separation, we assumed and agreed to indemnify Ironwood for certain liabilities. If we are required to make payments pursuant to these indemnities to Ironwood, we may need to divert cash to meet those obligations and our financial results could be harmed.
Pursuant to the Separation agreement and certain other agreements we entered into with Ironwood, we assumed and agreed to indemnify Ironwood for certain liabilities for uncapped amounts, which may include, among other items, associated defense costs, settlement amounts and judgments. Payments pursuant to these indemnities may be significant and could harm our business, particularly indemnities relating to our actions that could impact the tax-free nature of the distribution and certain related transactions as discussed in more detail above. Third parties could also seek to hold us responsible for any of the liabilities of the Ironwood business. Ironwood agreed to indemnify us for liabilities of the Ironwood business, but such indemnity from Ironwood may not be sufficient to protect us against the full amount of such liabilities, and Ironwood may not fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Ironwood any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could harm our business, prospects, financial condition and results of operations.
Our agreements with Ironwood may not reflect terms that would have resulted from negotiations with unaffiliated third parties.
The agreements related to the Separation, including, among others, the separation agreement, the employment matters agreement, the tax matters agreement, the intellectual property license agreement, the transition services agreements and the development agreement, were negotiated in the context of the Separation while we were still controlled by Ironwood. Until the distribution occurred, Ironwood effectively had the sole and absolute discretion to determine and change the terms of the Separation, including the terms of any agreements between Ironwood and us and the establishment of the record date and distribution date. As a result, the provisions thereof may be unfavorable to us and may not reflect terms that would have resulted from negotiations between unaffiliated third parties.
Risks Related to Ownership of Our Common Stock
The market price of our common stock may fluctuate widely and you could lose all or part of your investment in our common stock as a result.
Our common stock has a limited trading history and the market price has fluctuated widely, and may in the future fluctuate widely, depending upon many factors, some of which are beyond our control, including the following:
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a relatively low-volume trading market for our shares of common stock may result, which could cause trades of small blocks of shares to have a significant impact on the price of our shares of common stock;

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results and timing of preclinical studies and clinical studies of our product candidates;

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the commercial performance of our products, if approved, as well as the costs associated with such activities;

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results of clinical studies of our competitors’ products;

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failure to adequately protect our trade secrets;

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our inability to raise additional capital and the terms on which we raise it;

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commencement or termination of any strategic partnership or licensing arrangement;

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regulatory developments with respect to our products or our competitors’ products, including any developments, litigation or public concern about the safety of such products;

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announcements concerning product development results, including clinical trial results, the introduction of new products or intellectual property rights of us or others;

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actual or anticipated fluctuations in our financial condition and our quarterly and annual operating results;

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deviations in our operating results from any guidance we may provide or the estimates of securities analysts;

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additions and departures of key personnel;

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the passage of legislation or other regulatory developments affecting us or our industry;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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sales of our common stock by us, our insiders or our other shareholders;

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strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

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announcement or expectation of additional financing efforts;

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publication of research reports by securities analysts about us or our competitors or our industry and speculation regarding our company or our stock price in the financial or scientific press or in online investor communities;

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changes in market conditions in the pharmaceutical and biotechnology sector; and

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changes in general market and economic conditions.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations, financial condition and prospects. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.
The market price for our common stock is particularly volatile.
The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our stock price will continue to be more volatile than those of a seasoned issuer. Several factors cause the volatility in our share price. We are a speculative or “risky” investment due to our short operating history, lack of revenues and the uncertain success (including of regulatory approval) of any of our product candidates. For example, on October 30, 2019, we announced that topline results from our Phase 2 proof-of-concept trials of praliciguat in patients with diabetic nephropathy and in HFpEF did not meet statistical significance on their respective primary endpoints. After this announcement, the market price of our common stock decreased substantially. As a consequence of this risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of further negative news or lack of progress, be more inclined to sell their shares of our common stock more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Plaintiffs have, in the past, initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of such litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.
If securities or industry analysts fail to initiate or maintain coverage of our stock, publish a negative report or change their recommendations regarding our stock adversely, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us, our business, our market or our competitors. If securities or industry analysts fail to initiate coverage of our stock, the lack of exposure to the market could cause our stock price or trading volume to decline. If any of the analysts who cover us or may cover us in the future publish a negative report or change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who covers us or may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
We do not expect to pay any cash dividends for the foreseeable future.
We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

We have adopted anti-takeover provisions in our articles of organization and bylaws and are subject to provisions of Massachusetts law that may frustrate any attempt to remove or replace our current board of directors or to effect a change of control or other business combination involving our company.
Our articles of organization and bylaws and certain provisions of Massachusetts law may discourage certain types of transactions involving an actual or potential change of control of our company that might be beneficial to us or our security holders. For example, our bylaws grant our directors the right to adjourn any meetings of shareholders. Our board of directors also may issue shares of any class or series of preferred stock in the future without shareholder approval and upon such terms as our board of directors may determine. The rights of the holders of our common stock will be subject to, and may be harmed by, the rights of the holders of any class or series of preferred stock that may be issued in the future. Massachusetts state law also prohibits us from engaging in specified business combinations unless the combination is approved or consummated in a prescribed manner. These provisions, alone or together, could delay hostile takeovers and changes in control of our company or changes in our management.
Our articles of organization designate the state and federal courts located within the Commonwealth of Massachusetts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could discourage lawsuits against us and our directors and officers.
Our restated articles of organization designate the state and federal courts located within the Commonwealth of Massachusetts as the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our shareholders, creditors or other constituents, any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act (the “MBCA”), or any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In additional, our articles of organization provide that unless our board of directors consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the U.S. federal securities laws. This exclusive forum provision may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors or officers, which may discourage such lawsuits against the company and our directors and officers. Alternatively, if a court outside of Massachusetts were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business, prospects, financial condition and results of operations.

USE OF PROCEEDS
Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, and potential partnerships with or acquisitions of companies and acquisitions or licensing of technologies.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains a summary description of the common stock, preferred stock, debt securities, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and are subject to, and qualified in their entirety by, our restated articles of organization and our amended and restated bylaws, and applicable law.
As of July 28, 2020, our restated articles of organization authorize us to issue five hundred million (500,000,000) shares, consisting of four hundred million (400,000,000) shares of common stock and one hundred million (100,000,000) shares of preferred stock. Our board of directors, at any time or from time to time, may reclassify any unissued shares of any class or series of capital stock into one or more existing or new classes or series.
As of July 28, 2020, 27,857,710 shares of common stock were outstanding, along with (i) 7,666,465 options to purchase our common stock, and (ii) 474,923 restricted stock units. No shares of preferred stock were outstanding.
Common Stock
Each outstanding share of our common stock entitles its holder to one vote on all matters submitted to a vote of the holders of our common stock. The holders of our common stock have no cumulative voting rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine. The holders of our common stock do not have preemptive or other similar subscription rights to purchase any of our securities under the MBCA, or our restated articles of organization or amended and restated bylaws. Our common stock is neither convertible nor redeemable. Upon our liquidation, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
All the outstanding shares of our common stock are, and all shares of common stock offered, when issued and paid for, will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock.
Preferred Stock
Subject to limitations of the MBCA and our restated articles of organization and amended and restated bylaws, our board of directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, any or all of which may be greater than the rights of our common stock, as well as the qualifications, limitations or restrictions thereof, including:
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the number of shares constituting each class or series;

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voting rights;

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rights and terms of redemption, including sinking fund provisions;

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dividend rights and rates;

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terms concerning the distribution of assets;

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conversion or exchange terms;

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redemption prices and terms; and

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liquidation preferences.

We will specify the following terms relating to any class or series of preferred stock offered by us:
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the title and stated value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for auction and remarketing, if any, for the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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the provision for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

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voting rights, if any, of the preferred stock;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.
Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock.
Anti-Takeover Effects of Our Organizational Documents
Our restated articles of organization and amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors. These provisions include:
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Action by written consent; special meetings of shareholders. Our restated articles of organization provide that shareholder action can be taken only at an annual or special meeting of shareholders or by the unanimous written consent of all shareholders in lieu of such a meeting. Our restated articles of organization and amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the shareholders can only be called pursuant to a resolution adopted by a majority of our board of directors or holders of at least 40% of our then outstanding common stock. Except as described above, shareholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

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Advance notice procedures. Our amended and restated bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the bylaws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Proxy Access. Our amended and restated bylaws provides that a shareholder or a group of shareholders meeting certain conditions may nominate candidates for election as a director at an annual meeting of our shareholders using “proxy access” provisions. These provisions allow one or more shareholders (up to 20, collectively), owning at least 3% of our outstanding common stock continuously for at least three years, to nominate for election to our board of directors and to be included in our proxy materials up to the greater of two individuals or 20% of our board of directors, subject to the provisions to be included in our bylaws, including the provision of timely written notice to our Secretary.

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Number of directors and filling vacancies; election of directors. Our restated articles of organization provide that the number of directors is established by the board of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office. The ability of our board of directors to increase the number of directors and fill any vacancies may make it more difficult for our shareholders to change the composition of our board of directors. Our amended and restated bylaws provide that a majority of the votes properly cast for the election of a director shall effect such election unless there are more nominees than directorships, in which case a plurality standard shall apply.

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Authorized but unissued shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Board authority to issue preferred stock. Our restated articles of organization provide that upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

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Exclusive forum. Our restated articles of organization will require, to the fullest extent permitted by law, that derivative actions brought in the name of Cyclerion, actions against our directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the Commonwealth of Massachusetts. Although we believe this provision benefits us by providing increased consistency in the application of Massachusetts law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. See “Risk Factors—Our articles of organization designate the state and federal courts located within the Commonwealth of Massachusetts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could discourage lawsuits against us and our directors and officers.”

Anti-Takeover Provisions under Massachusetts Law
Provisions Regarding Business Combinations
Cyclerion is subject to the provisions of Chapter 110F of the MBCA. In general, Chapter 110F prohibits a publicly held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, five percent or more of the corporation’s voting stock.
Under Chapter 110F, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A Massachusetts corporation may “opt out” of these provisions with an express provision in its original articles of organization or an express provision in its articles of organization or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Provisions Regarding a Classified Board of Directors
Section 8.06(b) of the MBCA provides that, unless a company opts out of such provision, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. We have opted out of this default requirement for a classified board of directors.
Pursuant to Section 8.06(c)(2) of the MBCA, however, our board of directors may unilaterally opt back into default requirements under Section 8.06(b) of the MBCA and become a classified board of directors without the approval of our stockholders. Sections 8.06(d) and (e) of the MBCA provide that when a board of directors is so classified, (i) stockholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. If our board of directors opts into this classified structure in the future, these provisions are likely to increase the time required for stockholders to change the composition of our board of directors. For example, at least two annual meetings would generally be necessary for stockholders to effect a change in a majority of the members of our board of directors. As a result, the ability of our board of directors to adopt a classified structure in the future without the approval of our stockholders could have the effect of discouraging a potential acquirer from making a tender offer for a majority of the outstanding voting interest of our capital stock or otherwise attempting to obtain control of Cyclerion.

The Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CYCN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 522-6645.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.
The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).
Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:
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their title and whether they are senior securities or subordinated securities;

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their initial aggregate principal amount and any limit on their aggregate principal amount;

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the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

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the terms, if any, upon which they may be convertible or exchangeable into our common stock, other securities or other property and the terms and conditions upon which a conversion or exchange will be effected, including the initial conversion or exchange price or rate and the conversion or exchange period, any adjustments to the foregoing and any requirements relative to the reservation of shares for purposes of conversion or exchange;

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if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible or exchangeable;

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the date or dates, or the method for determining the date or dates, on which the principal will be payable;

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the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

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the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal (and premium, if any) and interest, if any, will be payable, or the method of such payment, if by wire transfer, mail or other means;

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the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

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our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

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if other than U.S. dollars, the currency or currencies in which they are denominated and in which any payments of principal (and premium, if any) or interest, if any, are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

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whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

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any additions to, modifications of or deletions from their terms with respect to the events of default, to the rights of the trustee or the holders to declare the principal amount thereof due and payable, or to the covenants, in each case as set forth in the indenture;

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any provisions for collateral security for their repayment;

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any provisions relating to guarantees;

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any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents;

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whether they will be issued in certificated or book-entry form;

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the date any temporary global security will be dated if other than the date of original issuance of the first security of such series to be issued;

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if issued in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

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if to be issued upon the exercise of debt warrants, the time, manner and place to be authenticated and delivered;

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the denominations if other than $1,000 and any integral multiple thereof;

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the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

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any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.
The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Neither the MBCA nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Massachusetts cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Merger, Consolidation or Sale
The applicable indenture will provide that we may consolidate with or merge into, or sell, convey, transfer or lease all or substantially all of our assets to any other person (as defined therein), provided that:
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we are the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the applicable debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

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an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants
The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.
Events of Default, Notice and Waiver
Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):
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our failure to pay any installment of interest;

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our failure to pay the principal (or premium, if any) at maturity;

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our failure to make any required sinking fund payment;

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our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default resulting from certain events of bankruptcy described in the indenture occurs, all outstanding debt securities of that series will become due and payable immediately. If any other event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:
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the rescission would not conflict with any judgment or decree; and

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all events of default, other than the non-payment of accelerated principal, interest or premium (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:
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continuing payment default; or

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covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of  (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.
Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it.
This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.
Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
The indenture will likely provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:
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change the stated maturity date or reduce the amount of the principal of  (or premium, if any) or reduce the rate of interest or change the time for payment of any installment of interest, if any, on the debt securities;

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change the currency of payment of principal of  (or premium, if any) or interest, if any, on the debt securities;

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waive a default or event of default in the payment of principal of  (or premium, if any) or interest on the debt securities (other than as described in the indenture);

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waive a redemption payment, if any, or alter or waive any of the provisions in the indenture with respect to redemption;

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reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

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modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.
The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.
Conversion of Debt Securities
The terms and conditions, if any, upon which any debt securities are convertible or into our common stock or preferred stock will be set forth in the applicable accompanying prospectus supplement. The terms will include:
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whether the debt securities are convertible into our common stock or preferred stock;

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the conversion price (or the manner of calculating the price);

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the conversion period;

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the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

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any restrictions on conversion.

Subordination
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons or participants that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.
If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.
The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities, and may issue warrants independently or together with common stock, preferred stock or debt securities, or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of the warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the type and number of securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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the date, if any, on and after which such warrants and the related securities will be separately transferable;

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the price at which each security purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any anti-dilution protection;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or debt securities, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:
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the title of any series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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information with respect to any book-entry procedures;

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a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

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any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”), member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).
We incorporate by reference the following documents or information that we have filed with the SEC:
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our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020;

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our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 4, 2020; and

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our current reports on Form 8-K filed with the SEC on March 5, 2020, April 14, 2020 (only with respect to Item 8.01 thereof) and June 18, 2020 (only with respect to Item 5.07 thereof).

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our definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2020.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Cyclerion Therapeutics, Inc.
301 Binney Street
Cambridge, Massachusetts, 02142
(857) 327-8778
E-mail: IR@cyclerion.com
You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at https://www.cyclerion.com/. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

LEGAL MATTERS
The validity of the debt securities, warrants and units we may offer will be passed upon for us by Hughes Hubbard & Reed LLP, New York, New York and the validity of the common stock and preferred stock we may offer will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts.

EXPERTS
The consolidated and combined financial statements of Cyclerion Therapeutics, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, appearing in Cyclerion Therapeutics, Inc.’s annual report on Form 10-K, dated March 12, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Up to $50,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Jefferies
September 3, 2020